EXHIBIT 10.28

                             SECOND
                       AMENDED & RESTATED

                         SHOWBOAT MARINA

                      PARTNERSHIP AGREEMENT

                             SECOND
                       AMENDED & RESTATED
              SHOWBOAT MARINA PARTNERSHIP AGREEMENT

                        TABLE OF CONTENTS

                                                             PAGE

1. DEFINITIONS                                                 2
 1.1.  AFFILIATE                                               2
 1.2.  AGREEMENT                                               2
 1.3.  BUDGET                                                  2
 1.4.  CAPITAL ACCOUNT                                         3
 1.5.  CAPITAL BUDGET                                          3
 1.6.  CAPITAL CONTRIBUTION                                    3
 1.7.  CARRYING VALUE                                          3
 1.8.  CASINO FACILITIES                                       3
 1.9.  CODE                                                    4
 1.10. COMMISSION                                              4
 1.11. COMPARABLE COMPANIES                                    4
 1.12. DEVELOPMENT EXPENSES                                    4
 1.13. DISTRIBUTABLE CASH                                      4
 1.14. EFFECTIVE DATE                                          4
 1.15. GROUND                                                  5
 1.16. INDIANA UNIFORM PARTNERSHIP ACT                         5
 1.17. INTEREST                                                5
 1.18. LOSSES                                                  5
 1.19. MANAGING PARTNER                                        5
 1.20. MINIMUM GAIN                                            5
 1.21. NONRECOURSE DEDUCTIONS                                  5
 1.22. OPENING                                                 5
 1.23. OPERATING BUDGET                                        5
 1.24. PARTNERS                                                5
 1.25. PARTNERSHIP                                             6
 1.26. PARTNERSHIP'S AUDITOR                                   6
 1.27. PERCENTAGE INTEREST                                     6
 1.28. PROJECT                                                 6
 1.30. REGULATIONS                                             6
 1.31. VESSEL                                                  6

2. CONTINUATION OF PARTNERSHIP                                 6
 2.1.  CONTINUATION OF PARTNERSHIP                             6
 2.2.  APPLICABLE LAW                                          6
 2.3.  THE SCOPE OF PARTNER'S AUTHORITY                        6
 2.4.  BUSINESS PURPOSES                                       7
                                i

 2.5.  TERM OF PARTNERSHIP                                     7
 2.6.  PRINCIPAL PLACE OF BUSINESS                             7
 2.7.  PROPERTY OF THE PARTNERSHIP                             7
 2.8.  CERTIFICATE                                             7
 2.9.  LICENSING                                               7

3. FUNDING OF THE PARTNERSHIP                                  8
 3.1.  THE PERCENTAGE INTEREST OF EACH PARTNER IN THE
       PARTNERSHIP                                             8
 3.2.  CAPITAL ACCOUNTS                                        8
 3.3.  RETURN OF CAPITAL CONTRIBUTIONS                         9
 3.4.  NO PRIORITY                                            10
 3.5.  PREFERENTIAL RETURN                                    10
 3.6.  LOANS                                                  10
 3.7.  (DELETED - NO LONGER USED)                             10
 3.8.  CONTRIBUTIONS                                          10
 3.9.  FAILURE TO CONTRIBUTE                                  11

4. ALLOCATIONS AND DISTRIBUTIONS                              12
 4.1.  DEFINITIONS                                            12
 4.2.  ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION
       (INCLUDING DEPRECIATION), AND CREDIT                   12
 4.3.  DISTRIBUTIONS AND INVESTMENT OF CASH                   16
 4.4.  DEVELOPMENT FEE                                        18
5. MANAGEMENT OF THE PARTNERSHIP                              18
 5.1.  MANAGING PARTNER                                       18
 5.2.  RESTRICTIONS                                           19
 5.3.  ACTIONS REQUIRING UNANIMOUS CONSENT OF THE
       PARTNERS                                               20
 5.4.  DEALINGS WITH AFFILIATES                               20
 5.5.  REMOVAL OF MANAGING PARTNER                            21
 5.6.  GROUND                                                 21
 5.7.  PARTNERSHIP DEBTS                                      21
 5.8.  DELEGATION OF AUTHORITY                                21
 5.9.  OTHER VENTURES                                         21
 5.10. EXCULPATION FROM LIABILITY; INDEMNIFICATION            21
 5.11. MEETINGS OF PARTNERS                                   22
 5.12. REPORTS                                                22
 5.13. PARTNERSHIP DEVELOPMENT FINANCING                      22
 5.14. MANAGEMENT AGREEMENT                                   25

6. PUT OPTION                                                 25

7. TRANSFER OF PARTNER'S INTEREST                             26
 7.1.  RESTRICTIONS ON TRANSFER                               26
 7.2.  RIGHT OF FIRST REFUSAL                                 26
 7.3.  CONTINUING LIABILITY                                   27

8. PARTNER DEFAULT                                            27
 8.1.  DEFINITION OF DEFAULT                                  27
 8.2.  DEFAULTS                                               27
 8.3.  BUYOUT REMEDY                                          28
 8.4.  INJUNCTIVE RELIEF                                      28

9.  DETERMINATION OF FAIR MARKET VALUE                        28
 9.1.  FAIR MARKET VALUE                                      28

10. FORCE MAJEURE                                             29
 10.1. FORCE MAJEURE DEFINED                                  29
 10.2. ACTIONS TO RESOLVE FORCE MAJEURE EVENTS                30

11. TERMINATION AND LIQUIDATION OF PARTNERSHIP                30
 11.1. TERMINATION                                            30
 11.2. WINDING UP AND LIQUIDATION                             31
 11.3. BANKRUPTCY OR INSOLVENCY; INVOLUNTARY TRANSFER         32

12. DISCLOSURE OF OTHER BUSINESS INTEREST CONFLICTS;
    BUSINESS OPPORTUNITY                                      33
 12.1. OTHER BUSINESS INTERESTS                               33
 12.2. COMPETITION                                            33
 12.3. BUSINESS OPPORTUNITY                                   34

13. TAX MATTERS; BOOKS AND RECORDS; ACCOUNTING                34
 13.1. TAX MATTERS                                            34
 13.2. INDEMNITY AGAINST BREACH                               34
 13.3. RECORDS                                                35
 13.4. NOTICES                                                36
 13.5. REPORTS TO PARTNERS                                    36

14. TRADEMARKS AND LICENSES                                   37
 14.1. SHOWBOAT MARKS                                         37
 14.2. USE OF MARKS BY PARTNERSHIP                            37

15. GENERAL PROVISIONS                                        37
 15.1. FOREIGN GAMING LICENSES                                37
 15.2. ENTIRE AGREEMENT                                       37
 15.3. COUNTERPARTS                                           37
 15.4. CAPTIONS                                               38
 15.5. AMENDMENT                                              38
 15.6. GRAMMATICAL CHANGES                                    38
 15.7. SUCCESSORS AND ASSIGNS                                 38
 15.8. CONSENT OF PARTNERS                                    38
 15.9. NO WAIVER                                              38
 15.10.DISPUTES                                               38
 15.11.PARTIAL INVALIDITY                                     39
 15.12.COOPERATION WITH GAMING AUTHORITIES                    39
 15.13.ADMINISTRATIVE/DEVELOPMENT/TRADEMARK/LICENSE
       FEES                                                   39
 15.14.APPLICABLE LAW:  JURISDICTION                          39
 15.15.FINANCING FEES                                         40

                             SECOND
                       AMENDED & RESTATED
              SHOWBOAT MARINA PARTNERSHIP AGREEMENT

     This   Amended   &  Restated  Showboat  Marina   Partnership
Agreement, dated as of the ____ day of ________, 1996, is executed by and between:

          WATERFRONT ENTERTAINMENT AND DEVELOPMENT, INC. ("Waterfront"), an Indiana corporation with its registered office at 8101 Polo Club Drive, Suite D, Merrillville, Indiana 46410, appearing herein by and through Michael Pannos, its President, duly authorized hereunto:

                               and

          SHOWBOAT INDIANA INVESTMENT LIMITED PARTNERSHIP ("Showboat"), a Nevada limited partnership with its registered office at 2800 Fremont Street, Las Vegas, Nevada 89104, appearing herein by and through J. Kell Houssels, III, Chairman of the Board of its general partner, Showboat Indiana, Inc., duly authorized hereunto;

                      W I T N E S S E T H:

     WHEREAS, Waterfront and Showboat formed the Partnership pursuant to a Partnership Agreement dated January 31, 1994 (the "Original Agreement")to construct, acquire, own, and operate an excursion cruise vessel casino on Lake Michigan from a port in East Chicago, Indiana, including all equipment and other facilities required to own and operate the excursion cruise vessel casino, including, but not limited to, docks, piers, restaurants, entertainment facilities, vehicular parking area(s), waiting areas, administrative offices for, but not limited to, accounting, purchasing, and management information services (including offices for management personnel) and other areas utilized in support of the operations of the excursion cruise vessel, and for the other purposes set forth in the Original Agreement ; and

     WHEREAS, since January 31, 1994, Waterfront and Showboat have submitted applications with the Indiana Gaming Commission ("Commission") to operate a licensed excursion cruise vessel casino on Lake Michigan from a port in East Chicago, Indiana; and

     WHEREAS, as a part of the applications filed with the Commission, Waterfront and Showboat have continuously evaluated the total costs and expenses of constructing the excursion cruise vessel casino and related facilities and believe that the total costs and expenses have increased to an amount of up to $195 million, which is $105 million higher than originally specified in the Partnership Agreement; and

     WHEREAS, following discussions with investment bankers and other consultants, the parties have determined that development financing for the Project may not be obtained by the Partnership at interest rates of 15% per annum or less; and

     WHEREAS, under the Original Agreement, either the increase of costs or the inability to obtain development financing at interest rates of 15% or less permits either Partner to terminate the Partnership unless the Partners can mutually agree to appropriate courses of action to resolve the condition; and

     WHEREAS, the Partnership has been advised by its financial advisors that it should form a subsidiary partnership to own and operate the Project and to obtain the Development Financing making the Partnership the holder of partnership interests instead of the operator and owner of the Project; and

     WHEREAS,   Waterfront  and  Showboat  amended  the  original
Partnership Agreement by the Amended and Restated Showboat Marina
Partnership Agreement dated as of the 1st day of March, 1996; and

     WHEREAS, the Partners, following good faith discussions, are
executing   this  Second  Amended  &  Restated  Showboat   Marina
Partnership Agreement to make additional changes to the  Original
Agreement as the Partners deem necessary and advisable.

     Now, Therefore, in consideration of the covenants herein contained and intending to be mutually bound thereby, the parties hereto agree as follows:

1.   DEFINITIONS

     1.1. AFFILIATE
     The term "Affiliate" when used with respect to any Person specified herein, shall mean any other Person who (i) controls, is controlled by or is under common control with such specified Person; (ii) is an officer or director of, partner in, shareholder of, or trustee of, or serves in a similar capacity with respect to, a Person specified in clause (i); or (iii) is a twenty-five percent (25%) or more owned subsidiary, spouse, father, mother, son, daughter, brother, sister, uncle, aunt, nephew or niece or any Person described in clauses (i) or (ii). The term "control" shall mean and include ownership of a 25% or greater equity interest in such other Person.

     1.2. AGREEMENT
     This   Amended   &  Restated  Showboat  Marina   Partnership
Agreement, as originally executed and as amended, modified, supplemented, or restated, from time to time, as the context may require.

     1.3. BUDGET
     A Capital Budget or an Operating Budget. All Budgets shall set forth the assumptions and qualifications underlying their preparation.

     1.4. CAPITAL ACCOUNT
     A separate account maintained for each Partner and determined strictly in accordance with the rules set forth in
Section 704(b) of the Code, as amended, and Section 1.704-1(b)(2)(iv) of the Regulations. In accordance with those sections, a Partner's capital account shall be equal to the amount of money contributed by the Partner and the fair market value of any property contributed by the Partner (net of any liability secured by the property or to which the property is subject), increased by allocations of Net Income to the Partner and decreased by (a) the amount of money distributed to the Partner, (b) the fair market value of any property distributed to the Partner by the Partnership (net of any liability secured by the property or to which the property is subject), (c) the Partner's share of expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code and (d) the net losses allocated to the Partner. To the extent that anything contained herein shall be inconsistent with Section 1.704-1(b)(2)(iv) of the Regulations, the Regulations shall control.

     1.5. CAPITAL BUDGET
     A  budget  setting forth all estimated sources and  uses  of
funds  for  the  initial  development,  including  related   road
improvements to the Project, renovation, repair or replacement of the Project.

     1.6. CAPITAL CONTRIBUTION
     The amount of cash and the Carrying Value of any property (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Code Sec. 752) contributed by a party in exchange for an Interest in the Partnership.

     1.7. CARRYING VALUE
     The adjusted basis of any assets of the Partnership, as determined for federal income tax purposes, except:

     (a) The initial Carrying Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

     (b) The Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Section 3.2(c) and (d) of this Agreement if the Partnership has elected to adjust the Partners' Capital Accounts as provided in such Section; and

     (c) If the Carrying Values of the Partnership assets have been determined pursuant to clause (a) or (b) of this section, such Carrying Values shall be adjusted thereafter in the same manner as the assets' adjusted bases for federal income tax purposes, except that the depreciation deductions shall be computed in accordance with this Agreement.

     1.8. CASINO FACILITIES
     All equipment and other property used in connection with the ownership and operation of the Vessel and anything used in connection with or in support of the Vessel including, but not limited to, docks, piers, restaurants, entertainment facilities, vehicular parking area(s), working areas, restrooms, administrative offices for, but not limited to, accounting, purchasing, and management information services (including offices for Showboat management personnel).

     1.9.  CODE
     The Internal Revenue Code of 1986, as amended, including the corresponding provisions of any succeeding law.

     1.10. COMMISSION
     The Indiana Gaming Commission.

     1.11. COMPARABLE COMPANIES
     The following seven (7) companies: Argosy Gaming Co.; Presidents Riverboat Casinos, Inc.; Grand Casinos, Inc.; Aztar Corp.; Caesar's World, Inc.; Bally Manufacturing Corp.; and Showboat, Inc. A substitution may be made only by unanimous agreement of the Partners. The Partners agree that Empress River Casino Corporation ("Empress") shall be a Comparable Company only if, at the time any calculations shall be made using data related to Comparable Companies, the Empress shall have issued to the public any security in an offering registered with the Securities and Exchange Commission. In the event that Empress is included as a Comparable Company, it shall replace Aztar Corp. or, if that company is not then a Comparable Company, it shall replace one of the companies deriving the principal portion of its net revenue from riverboat operations as mutually agreed between the Partners.

     1.12. DEVELOPMENT EXPENSES
     All expenses incurred in connection with the development of the Project which were paid by either Partner and not reimbursed by the Partnership. Each partner agrees to prepare a budget reasonably detailing the Development Expenses to be incurred by such Partner. Within thirty (30) days of the Effective Date each Partner shall submit to the other Partner, for the other Partner's approval (which approval cannot be unreasonably withheld or delayed) its Development Expenses budget. The other Partner shall have twenty (20) days to review the Development Expenses budget. Any dispute regarding the budget shall be resolved by arbitration. The Development Expenses budget may be amended from time to time with both Partners' written consent which neither Partner may unreasonably withhold or delay. Expenses not included in the Development Expenses budget shall not be reimbursed by the Partnership. Each Partner shall provide to the Partnership a monthly detailed accounting, with supporting documentation, of said Development Expenses paid by the Partner.

     1.13. DISTRIBUTABLE CASH
     All cash receipts of the Partnership, excluding Capital Contributions and the proceeds of any sale or financing, less cash expenditures, including but not limited to, working capital reserves or other amounts as the Partners reasonably determine to be necessary or appropriate for the proper operation of the Partnership business, discharge of current indebtedness, and, where appropriate, its winding up and liquidation.

     1.14. EFFECTIVE DATE
     The Effective Date of this Agreement shall be the date upon which Waterfront and Showboat executed the Original Agreement.

     1.15. GROUND
     The site for the Casino Facilities located on land which the Partnership will have acquired by a ground lease, option to purchase, acquisition in fee or other agreement conveying control of the site to the Partnership.

     1.16. INDIANA UNIFORM PARTNERSHIP ACT
     The   law   of  the  State  of  Indiana  governing   general
partnerships codified at IC 23-4-1-1 et seq., as amended.

     1.17. INTEREST
     The entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled pursuant to this Agreement, together with the obligation of such Partner to comply with the terms of this Agreement.

     1.18. LOSSES
     The taxable losses (the excess of allowable deductions over recognizable income items) of the Partnership for a period, or as a result of a transaction, for federal income tax purposes as determined in accordance with Code Sec. 703(a) computed with the adjustments required under this Agreement.

     1.19. MANAGING PARTNER
     The Managing Partner of the Partnership will be Showboat, subject to removal as provided herein.

     1.20. MINIMUM GAIN
     The amount determined strictly in accordance with the principles of Section 1.704-2(b)(2) of the Regulations.

     1.21. NONRECOURSE DEDUCTIONS
     The  Partnership's deductions characterized as  "nonrecourse
deduction"   under   Section  1.704-2(b)(1)   of   the   Treasury
Regulations.

     1.22. OPENING
     The date the Project opens to the public for business for gaming activities by paying customers.

     1.23. OPERATING BUDGET
     A budget setting forth all of the estimated sources and uses of funds for the operation of the Project for a specified period.
The Operating Budget shall be reviewed and evaluated quarterly.

     1.24. PARTNERS
     The Partners of the Partnership are Waterfront and Showboat.

     1.25. PARTNERSHIP
     This   Showboat  Marina  Partnership,  an  Indiana   general
partnership, and its successor entities.

     1.26. PARTNERSHIP'S AUDITOR
     The initial independent auditor for the Partnership shall be KPMG Peat Marwick.

     1.27. PERCENTAGE INTEREST
     With respect to each Partner, the Interest of such Partner expressed as a percentage of the total of the Interests of all Partners as set forth in Section 3.1 of the Agreement.

     1.28. PERSON
     Any    individual,    partnership,   limited    partnership,
corporation,    limited    liability   company,    unincorporated
association, or other entity.

     1.29. PROJECT
     The excursion cruise vessel casino development to be acquired, developed in the City of East Chicago, in the State of Indiana, and operated on Lake Michigan. Total costs and expenses associated with the Project shall not exceed $195,000,000 or be less than $170,000,000, subject to Section 10.

     1.30. REGULATIONS
     The  regulations  of  the United States Treasury  Department
pertaining   to   the  Code,  as  amended,  and   any   successor
provision(s).

     1.31. VESSEL
     1.   The  excursion  cruise  vessel  casino  to be owned and
operated by the Partnership on Lake Michigan, Indiana, in conjunction with the Casino Facilities. The gaming area, to be contained in the Vessel, shall be approximately 51,000 square feet.

2.   CONTINUATION OF PARTNERSHIP

     2.1.  CONTINUATION OF PARTNERSHIP
     The Partners hereby agree to continue the Partnership originally formed on the Effective Date as a general partnership under the Indiana Uniform Partnership Act under the name and style of Showboat Marina Partnership, and on the terms and conditions set forth herein. This Agreement shall amend and restate the Original Agreement in its entirety effective as of the date hereof.

     2.2.  APPLICABLE LAW
     The   rights  and  obligations  of  the  Partners  and   the
administration  and  termination  of  the  Partnership  shall  be
governed  by  the  Indiana  Uniform  Partnership  Act  and   this
Agreement.

     2.3.  THE SCOPE OF PARTNER'S AUTHORITY
     Except as otherwise expressly provided herein, no Partner shall have any authority to act on behalf of, or in the name of, the Partnership, or to enter into or assume any commitment or obligation or responsibility on behalf of any other Partner or the Partnership.

     2.4.  BUSINESS PURPOSES
     The purposes of the Partnership are (a) to acquire, design, construct, own and operate the Project, (b) to acquire, lease, sell, or otherwise dispose of other properties used or useful in connection with the foregoing, (c) to carry on any other activities necessary or incidental to the foregoing, and (d) to engage in any other business if such business is approved and agreed upon unanimously by the Partners prior to entering into such business.

     2.5.  TERM OF PARTNERSHIP
     (a) INITIAL TERM. The Partnership is constituted for an initial term ending December 31, 2023, and shall be continued for successive 1-year terms thereafter until terminated as provided in section "b" below, by operation of law or as otherwise provided in this Agreement.

     (b) TERMINATION BY PARTNER. If a Partner desires that the Partnership terminate upon the expiration of the initial term of the Partnership or any renewal term thereafter, such Partner shall give written notice to the other Partner of its intention to cause such termination at least 90 days prior to the end of the initial term or any renewal term thereafter, and the Partnership shall terminate at the end of the initial term or such renewal term, as the case may be, and shall thereafter be liquidated in accordance with the provisions of Section 11 hereof.

     2.6.  PRINCIPAL PLACE OF BUSINESS
     The principal business establishment of the Partnership shall be located in East Chicago, Indiana and shall be mutually chosen by the Partners. The Managing Partner may, in its sole discretion,  change  the  location  of  the  principal  place  of business of the Partnership, and, if it does so, it shall promptly notify Waterfront of such new location within five (5) days of such change. Notwithstanding the foregoing, in the event the Managing Partner desires to change the location of the principal business establishment of the Partnership to a location outside of East Chicago, the Managing Partner shall obtain the consent to such change from Waterfront, whose consent may not be unreasonably withheld or delayed.

     2.7.  PROPERTY OF THE PARTNERSHIP
     All personal property and real property owned or leased by the Partnership shall be deemed to be owned or leased by the Partnership and none of the Partners shall have any right, title, or interest therein; provided, however, that a Partner may be a lessor or sublessor of property which is leased to the
Partnership. To the extent permitted by law, title to all property owned by the Partnership shall be held by the Partnership in its name.

     2.8.  CERTIFICATE
     Upon the execution of the Original Agreement, the Managing Partner shall perform all acts necessary to assure the prompt filing of such certificate of fictitious or assumed business name as is required by Indiana law, and shall perform all other acts required by Indiana law or any other law to perfect and maintain the Partnership as a Partnership under the laws of the State of Indiana.

     2.9.  LICENSING
     Each Partner covenants to use its best efforts to diligently obtain all state and local licenses, including gaming licenses, necessary to conduct gaming operations in the Project. The

Partners agree to provide each other with copies of all applications, reports, letters and other documents filed or provided to the state or local licensing authorities. In the event that either Partner as a result of a communication or action by the Commission or on the basis of consultations with its gaming counsel and/or other professional advisors, reasonably believes in good faith, with the concurrence of the other Partner's board of directors, that the Commission is likely to:
(i) fail to license and/or approve the Partnership or its Affiliates to own and operate any gaming related businesses;
(ii) grant required gaming licensing and/or approval only upon terms and conditions which are unacceptable to Showboat and Waterfront; (iii) significantly delay the licensing and/or approval contemplated under this Agreement; or (iv) revoke any existing license or casino operating contract of the Partnership or its Affiliates, due to concerns of any aspect of the suitability of a particular shareholder or owner of an interest in a Partner or its Affiliate, then the Partner shall divest itself of its interest in the Affiliate or cause such shareholder or owner of an interest in the Partner or the Affiliate to divest itself of such interest. If, however, the events described in subparagraphs (i) through (iv) arise from concerns with respect to the suitability of a particular Partner ("Selling Party") then the Selling Party's entire interest in the Partnership may be purchased by the other Partner at a purchase price equal to the greater of the then fair market value of the Selling Party's Partnership Interest or the unreturned Capital Contributions and unreimbursed Development Expenses of the Selling Party. The fair market value shall be determined in accordance with Section 9.1.

3.   FUNDING OF THE PARTNERSHIP

     3.1.  THE PERCENTAGE INTEREST OF EACH PARTNER IN THE
           PARTNERSHIP
     The Percentage Interests of the Partners shall be:

                          Waterfront      45%
                          Showboat        55%
                                         100%

     3.2.  CAPITAL ACCOUNTS
     (a) A separate Capital Account shall be maintained by the Partnership for each Partner in accordance with Sec. 704(b) of the Code and Regulations Sec. 1.704-1(b)(2)(iv). Each Partner's capital account shall be (i) credited for each contribution of capital (at net fair market value) and allocations to the Partner of Partnership Income and Gain, and (ii) debited for each allocation of Partnership Loss and Deduction (including Depreciation), all as set forth in Section 4 hereof, and by the amount of money and other property (at net fair market value) distributed to the Partner by the Partnership.

     (b) If the Partnership at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined in this Agreement) of the profits or losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

     (c) In the event the Partnership makes an election under Code Sec. 754, the amounts of any adjustment to the basis (or Carrying Value) of assets of the Partnership made pursuant to Code Sec. 743 shall be reflected in the Capital Accounts of the Partners, and the amounts of any adjustments to the basis (or Carrying Value) of assets of the Partnership made pursuant to Code Sec. 734 as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partner's capital accounts) shall be reflected in the Capital Accounts of the Partner in the manner prescribed in regulations promulgated under Code Sec. 704(b).

     (d) If elected by the Partnership, upon the occurrence of any of the following events, the Capital Account balance of each Partner shall be adjusted to reflect the Partner's allocable share (as determined under this Agreement) of the profits and losses that would be realized by the Partnership if it sold all of its property at its fair market value on the day of the adjustment: (i) any increase in any new or existing Partner's Interest resulting from the contribution of cash or property by such Partner to the Partnership; (ii) any reduction in any Partner's Interest resulting from a distribution of such Partner in redemption of all or a portion of such Partner's Interest in the Partnership; and (iii) whenever else allowed under applicable Regulations.

     (e) In the event of a permitted transfer of an Interest of a Partner pursuant to the terms of this Agreement, the Capital
Account of the Transferor Partner shall become the Capital Account of the transferee Partner to the extent it relates to the transferred interest.

     (f) The provisions of this section relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. If it is determined that it is a burden to modify the manner in which Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liability secured by property contributed to or distributed by the Partnership or which are assumed by the Partnership or any of the Partners) in order to comply with such Regulation, after obtaining advice from the Partnership's Auditor the Partners may make such modification provided that there is no material effect upon the amounts otherwise distributable to any Partner upon dissolution of the Partnership.

     3.3.  RETURN OF CAPITAL CONTRIBUTIONS
     Except as may otherwise be provided herein, no Partner shall be entitled to demand or receive the return of any Capital Contribution made by such Partner. No Partner shall be entitled to demand and receive property other than cash in return for such Partner's Capital Contribution. Notwithstanding the foregoing:

     (a) at such time as the Partnership and its Partners are licensed by the Commission, one-half (1/2) of Waterfront's Capital Contribution and unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in
Section  3.5, shall be returned to Waterfront by the Partnership;
and

     (b) within six months after the Opening, the Partnership shall return to Waterfront its remaining unpaid Capital Contribution and unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in
Section 3.5.

If the Partnership has insufficient funds to return such amounts,
Showboat  shall  make an immediate cash Capital  Contribution  or
loan  to  the  Partnership  in  an  amount  sufficient  for   the
Partnership to discharge its obligations to Waterfront.

     3.4.  NO PRIORITY
     Unless otherwise agreed or as provided in this Agreement, no Partner shall have any priority over any other Partner with respect to distributions or the return of Capital Contributions.

     3.5.  PREFERENTIAL RETURN
     Each Partner shall be entitled to a preferential, cumulative, but not compounded, annual return of twelve percent (12%) on such Partner's outstanding Capital Contribution and unreimbursed Development Expenses until the Capital Contribution, unreimbursed Development Expenses and interest thereon are paid in full.

     3.6.  LOANS
     The Partners, or any of them, upon prior unanimous consent of the Partners, may lend, or procure the lending of, money or property to or for the Partnership upon such terms and conditions as may be agreed upon at that time. Except as otherwise provided herein, any loans made to the Partnership by the Partners shall be entitled to a cumulative, but not compounded, annual return of twelve percent (12%) on the outstanding loan balance until the loan and such return thereon has been paid in full. Such loans shall not be considered contributions to the capital of the Partnership. Except as otherwise provided herein, the annual return on such loans shall be paid out of Distributable Cash or the proceeds of the sale or refinancing of part or all of the assets of the Partnership (in connection with the termination of the Partnership or otherwise) in the same priority as the preferred return on the Partners' outstanding Capital Contributions and unreimbursed Development Expenses is payable pursuant to Sections 4.3.b(iv), 4.3.d(iv) or 11.2(f), as the case may be. The principal amount of any such loans shall be paid out of Distributable Cash or the proceeds of the sale or refinancing of part or all of the assets of the Partnership (in connection with the termination of the Partnership or otherwise) in the same priority as the Partners' outstanding Capital Contributions and unreimbursed Development Expenses is payable pursuant to Sections 4.3.b(v), 4.3.d(v) or 11.2(g), as the case may be.

     3.7.  (DELETED - NO LONGER USED)

     3.8.  CONTRIBUTIONS
     (a)   INITIAL CAPITAL CONTRIBUTION.  Immediately  after  the
Effective Date, the Partners shall contemporaneously each make the following initial Capital Contributions (each Partner's contribution shall be conditioned on the other making its contribution):

          (i)  Waterfront     -    $2,100,000

          (ii) Showboat       -    $2,600,000

     (b) ADDITIONAL CAPITAL CONTRIBUTIONS. The Partners shall make additional Capital Contributions to the Partnership under the following circumstances, which amounts shall be credited to their respective Capital Accounts:

           (i)    (Deleted - No Longer Used)

           (ii) Showboat -- In lieu of an additional Capital Contribution, Showboat shall loan the Partnership a total of $37.4 million. The first $29.525 million of this loan shall bear a preferential return at 12% per annum as provided in
     Section 3.6 and the remaining $7.875 million shall bear interest as provided in Section 3.9.(a)(iii). Interest on said loan shall be paid in the same manner and priority as provided for the preferred return on loans from Partners pursuant to Section 3.6; or

           (iii) At such other times as the Partners shall unanimously determine that additional funds are needed to carry on the business of the Partnership. In the absence of such agreement, Showboat shall, subject to the limitations in Section 10.2, make such additional Capital Contributions or loans as are needed to carry on the business of the Partnership.

     (c) Additional Capital Contributions pursuant to the first sentence of (iii) above shall be made by the Partners in the following percentages:

                       Waterfront       45%
                       Showboat         55%
                                     --------
                                       100%
                                     ========

     3.9.  FAILURE TO CONTRIBUTE
     (a) If either Waterfront or Showboat should fail to make any Capital Contribution or a required loan on or before the date such contribution or loan is due (the "Defaulting Partner"), such failure shall constitute a default under this Agreement and the other Partner (the "Non-Defaulting Partner") may, at any time thereafter while the contribution remains unpaid, serve written notice ("Notice of Demand") upon the Defaulting Partner requiring it to make the Capital Contribution or loan, together with all costs and expenses that may have been incurred by the Partnership by reason of the nonpayment. The Notice of Demand shall specify a date (which shall be not less than ten (10) days after the date of the notice) on which, and the place at which, the contribution or loan and such costs and expenses are to be paid. In the event of the nonpayment of the additional Capital Contribution or loan on such date and at such place, the Non-Defaulting Partner shall have the right:

           (i) To buy the Defaulting Partner's Interest for an amount equal to the fair market value of the Defaulting Partner's Interest, computed as set forth in Section 9.1 (and for purposes of such computation, the valuation date shall be the end of the month next preceding the month in which such contribution or loan should have been made, as set forth in the notice contemplated by this Section), such amount to be payable in cash at a closing to be held in East Chicago, Indiana on a date set by the Non-Defaulting Partner not later than ninety (90) days after the Non-Defaulting Partner gives written notice of such election to the Defaulting Partner, which notice must be given thirty (30) days after the expiration of the period specified in the Notice of Demand, provided, however, that the closing may be extended for a reasonable period of time in the event the procedures set forth in Section 9 have not been completed within said 90-day period;

           (ii) To sue the Defaulting Partner or any guarantor to cause such Capital Contribution or loan to be made or to sue for damages for the failure to do so; or

           (iii) To advance to the Partnership an amount equal to the Defaulting Partner's required additional Capital Contribution or loan, and the amount so advanced, together with any corresponding Capital Contribution made by the Non-Defaulting Partner for its own account shall be considered loans to the Partnership and shall be repaid by the Partnership to such Non-Defaulting Partner with interest thereon at an annual rate four (4) percentage points above the rate shown in the Wall Street Journal (or its successor publication) from time to time as the prime rate for money center banks but with a floor of twelve percent (12%) per annum, which rate shall be determined on the first day of each month and shall be applied to the loan balance for the month. However, in no event shall the interest rate exceed the maximum lawful rate. Such interest shall be payable quarterly.

     (b)   A Non-Defaulting Partner entitled to the remedies  set
out   in  subsections  (ii)  and  (iii)  above  may  pursue  both simultaneously.

4.   ALLOCATIONS AND DISTRIBUTIONS

     4.1.  DEFINITIONS
     As used herein, the terms "Income," "Gain," "Loss," "Deduction," and "Credit" shall have the same meanings as are generally used and understood in the context of subchapter K of the Code, and the term "Depreciation" shall have the same meaning as is generally used and understood in the context of Sections 167 and 168 of the Code.

     4.2.  ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION
           (INCLUDING DEPRECIATION), AND CREDIT
     (a) GENERAL. Each item of Partnership Income, Gain, Loss, Deduction (including Depreciation), and Credit, as determined for federal income tax purposes, shall be allocated between the Partners and shall be credited to (in the case of Income, Gain, and Credit) or charged against (in the case of Loss or Deduction (including Depreciation)), their respective capital accounts in proportion to their Percentage Interests in the Partnership.

     (b) COMPLIANCE WITH SECTION 704(C) OF THE CODE. In accordance with Section 704(c) of the Code and applicable Regulations, items of Income, Gain, Loss and Deduction (including Depreciation) with respect to any property contributed to the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the fair market value ascribed to that property under this Agreement. In addition, in the event the value of any Partnership asset is required to be adjusted pursuant to the provisions of
Section 704(b) and the Regulations thereunder, subsequent allocations of items of Income, Gain, Loss and Deduction (including Depreciation) for tax purposes with respect to such assets shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted value, in the same manner as under Section 704(c) of the Code and the applicable Regulations.

     (c) SPECIAL ALLOCATIONS. Notwithstanding the provisions of Section 4.2(a) above, the following allocations of Profits and Losses shall be made:

           (i) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event that there is a net decrease in the Partnership Minimum Gain during any taxable year, each Partner shall be allocated items of income and gain for such year, and, if necessary, subsequent years, in an amount equal to such Partner's share of the net decrease in such Partnership Minimum Gain during such year in accordance with Section 1.704-2(g) of the Regulations. Any such allocation for a given year shall consist first of gains from the disposition of property subject to Partner non-recourse debt and then, if necessary, a pro rata portion of the Partnership's other items of income and gain for such year. If there is insufficient income and gain in a year to make the allocations specified in this section for all Partners for such year, the income and gain shall be allocated among the Partners in proportion to the respective amounts they would have been allocated had there been an unlimited amount of income and gain for such year. This section is intended to comply with the Minimum Gain Chargeback requirement of
     Section 1.704-2(f) of the Regulations and shall be interpreted consistent with that section.

           (ii) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i)(4) of the
     Regulations, in the event there is a net decrease in the Minimum Gain attributable to a Partner non-recourse debt during any taxable year, each Partner with a share of such Minimum Gain shall be allocated income and gain for the year (and, if necessary, subsequent years) in accordance with
     Section 1.704-2(i) of the Regulations. Any such allocation for a given year shall consist first of gains from the disposition of property subject to Partner non-recourse debt, and then, if necessary, a pro rata portion of the Partnership's other items of income and gain. If there is insufficient income and gain in a year to make the allocations specified in this section for all such Partners for such year, the income and gain shall be allocated among such Partners in proportion to their respective amounts they would have been allocated had there been an unlimited amount of income and gain for such year. This section is intended to comply with the Chargeback requirement of Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistent with that section.

           (iii)    QUALIFIED  INCOME OFFSET.   Any  Partner  who
     unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of
     Section 1.704-1(b)(2)(ii)(d) of the Regulations, which adjustment, allocation or distribution creates or increases a deficit balance in that Partner's Capital Account, shall be allocated items of "book" income and gain in an amount and manner sufficient to eliminate or to reduce the deficit balance in that Partner's Capital Account so created or increased as quickly as possible in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations and its requirements for a "qualified income offset."

                    For   purposes   of   this  section,  Capital
     Accounts shall be adjusted as provided for in Sections 1.704-1(b)(2)(ii)(d), 1.704-2(g)(1) and 1.704-2(i)(5) of the
     Regulations. The Partners intend that the provisions set forth in this section will constitute a "qualified income offset" as described in the Regulations. Regulations shall control in the case of any conflict between those Regulations and this subjection.

           (iv) ALLOCATION OF NET INCOME. The net income of the Partnership shall be allocated as follows: (i) to each Partner with a negative Capital Account, pro rata in an amount equal to (or in proportion to if less than) the amount of the negative Capital Account of each such party; and thereafter (ii) to the Partners in accordance with their Percentage Interests.

           (v)      ALLOCATION OF NET LOSSES AND NON-RECOURSE
                    DEDUCTIONS.

                    (a)    Net  losses  shall  be  allocated   as
           follows:

                           (A)  To  the  Partners  with  positive
           Capital Accounts,  in  accordance  with  the ratio  of
           their positive Capital Account balances, until no Partner has a positive Capital Account; and thereafter,

                           (B)  To  the  Partners,  in accordance
           with the ratio of their Percentage Interests.

                    (b)    After  the  allocations of net losses,
           non-recourse deductions   shall   be   allocated    in
           accordance with the Partner's Percentage Interests.

                    (c) After the allocations of net losses and non-recourse deductions, Partner non-course deductions shall be allocated between the Partners as required in
           Section 1.704-2(i)(1) of the Regulations, in accordance with the manner in which the Partner or Partners bear the economic risk of loss for the
           Partner   non-recourse  debt   corresponding   to  the
           Partner non-recourse deductions, and if more than one Partner bears such economic risk of loss for a Partner non-recourse debt, the corresponding Partner non-course deductions must be allocated among such Partners in accordance with the ratios in which the Partners share the economic risk of loss for the party non-recourse debt.

           (vi)     TAX ALLOCATIONS.  To the extent permitted  by
     Section 1.704-1(b)(4)(i) of the Regulations, all items of income, gain, loss and deductions for federal and state income tax purposes shall be allocated in accordance with corresponding "book" items in accordance with the principles of Section 704(c) of the Code and Section 1.704-1(b)(4)(i) of the Regulations. Where any provision depends on the Capital Account of any Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year.

           (vii) VARYING INTEREST. Where any Partner's interest, or proportion thereof, is acquired or transferred during a taxable year, the Partnership may choose to implement the provisions of Section 706(d) of the
     Code in allocating among the varying interests. The methods, hereinabove set forth, by which net income, net losses and distributions are allocated and distributed are hereby expressly consented to by the Partners as an express condition of becoming a Partner.

     (d) DETERMINATION OF PROFITS AND LOSSES. For purposes of this Agreement, profits and losses shall be determined in accordance with the accounting method utilized by the Partnership for federal income tax purposes, with the following adjustments:

            (i) Items of gain, loss and deduction shall be computed based upon the Carrying Value of each of the Partnerships' assets rather than upon each such asset's adjusted basis for federal income tax purposes.

            (ii)     Any  tax  exempt  income  received  by   the
     Partnership shall be included as an item of gross income.

            (iii) The difference between the adjusted basis of any assets for federal income tax purposes and the Carrying Value of any assets of the Partnership contributed or deemed contributed to the Partnership shall not be taken into account.

            (iv) Any expenditures of the Partnership described in Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to the regulation promulgated under Section 704(b) of the Code) shall be treated as a deductible expense.

     (e) RECAPTURE. In making the allocation of Gain or Profit among the Partners, the ordinary income portion, if any, of such Gain or Profit caused by the recapture of cost recovery or any other deductions shall be allocated among those Partners who were previously allocated the cost recovery or any other deductions in proportion to the amount of such deductions previously allocated to them. It is intended that the Partners, as between themselves, shall bear the burden of recapture caused by cost recovery or other deductions which were previously allocated to them, in proportion to the amount of such deductions which had been allocated to them, notwithstanding that a Partner's share of Profits, Losses or Liabilities may increase or decrease from time to time. Nothing in this Section 4.3(e), however, shall cause the Partners to be allocated more or less Gain or Profit than would otherwise be allocated to them pursuant to this Section 4.

     (f) ALLOCATION SAVINGS PROVISION. The allocation method set forth in this Section 4 is intended to allocate Profits and Losses to the Partners for federal income tax purposes in accordance with their economic interests in the Partnership while complying with the requirements of Section 704(b) of the Code and the Regulations promulgated thereunder. If in the opinion of the Managing Partner, the allocation of Profits or Losses pursuant to the preceding provisions of this Section 4 shall not (1) satisfy
the   requirements   of   Section  704(b)  of  the  Code  or  the
Regulations thereunder, (2) comply with any other provisions of the Code or Regulations, or (3) properly take into account any expenditure made by the Partnership or transfer of an interest in the Partnership, then withstanding anything to the contrary contained in the preceding provisions of this Section 4, Profits and Losses shall be allocated in such a manner so as to reflect
properly  (1),  (2)  or  (3) as the case may  be.   The  Managing
Partner shall have the right to amend this Agreement with the consent of Waterfront (whose consent shall not be unreasonably withheld or delayed) to reflect any such change in the method of allocating Profits and Losses.

     4.3  DISTRIBUTIONS AND INVESTMENT OF CASH
     (a)  (Deleted - No longer used)

     (b) Distributable Cash from operations shall be distributed not less frequently than quarterly. All such distributions shall be made to the Partners as follows:

          (i) first, payment of the Development Fee if not previously paid pursuant to this Section 4.3 or pursuant to
     Section 4.4, below;

          (ii) second, return of Waterfront's Capital Contribution plus unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in Section 3.5, if not previously paid pursuant to this
     Section 4.3 or pursuant to Section 3.3 above;

          (iii) third, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each partner, including, without limitation, any income realized pursuant to Section 4.2(c)(iii) hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

          (iv) fourth, any accrued and unpaid preferred return on each Partner's outstanding Capital Contribution and expenses pursuant to Section 3.5 above;

          (iv) fifth, to the extent not previously repaid by this partnership or by Showboat Marina Casino Partnership, one-fifth (1/5th) (calculated on an annualized basis together with all prior distributions to such Partner in that calendar year) of each Partner's outstanding Capital Contributions, loans (including the Standby Equity Commitment Loan (as defined in Section 5.13(e))but excluding the Guarantee Fee (as defined in Section 5.13(e)) and unreimbursed Development Expenses shall be repaid to the Partners annually beginning one year after the Opening; subject, however, to the limitation that (a) no more than 80% of the Distributable Cash available for disbursement pursuant to the provisions of this subsection shall be distributed pursuant hereto, provided, however, the Partners may mutually agree to repay more than one-fifth (1/5) of each Partner's outstanding Capital Contributions, loans and unreimbursed Development Expenses; (b) the balance of the
     80% of such Distributable Cash available for distribution shall be distributed pursuant to subsection 4.3.b(vi) below and (c) the balance of such Distributable Cash shall be available for distribution pursuant to subsection 4.3.b(vii) below; and

          (vi) sixth, to the extent not previously repaid, to the payment of the Guarantee Fee as provided under Section
     5.13 (e), including interest thereon, subject, however, to the limitation that (a) no more than 80% of the Distributable Cash available for disbursement pursuant to the provisions of this subsection shall be distributed pursuant hereto, and (b) the balance of such Distributable Cash shall be available for distribution pursuant to subsection 4.3.b(vii) below; and

          (vii)   the  balance,  if  any,  to   the  Partners  in
     proportion to their respective Percentage Interests.

     (c) All distributions of cash, except for payment of the Development Fee, reimbursement of Development Expenses, payment of any preferred return on Partners' Capital Contributions or Development Expenses and repayment to Partners of loans and interest thereon, shall be charged to the Partners' respective Capital Accounts.

     (d) All proceeds of the sale or refinancing of part or all of the assets of the Partnership, net of transaction costs, repayment of debt and reasonable reserves, shall be distributed in the following manner to the Partners:

          (i) first, payment of the Development Fee if not previously paid pursuant to this Section 4.3 or pursuant to
     Section 4.4, below;

          (ii) second, return of Waterfront's Capital Contribution plus unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in Section 3.5, if not previously paid pursuant to this
     Section 4.3 or pursuant to Section 3.3 above;

          (iii) third, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each partner, including, without limitation, any income realized pursuant to Section 4.2(c)(iii) hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

          (iv) fourth, any accrued and unpaid preferred return on each Partner's outstanding Capital Contribution and expenses pursuant to Section 3.5 above;

          (v) fifth, to the extent not previously repaid by this partnership or by Showboat Marina Casino Partnership, one-fifth (1/5) (calculated on an annualized basis together with all other distributions to such Partner in that calendar year) of each Partner's outstanding Capital Contributions, loans (including the Standby Equity Commitment Loan (as defined in Section 5.13(e)) but excluding the Guarantee Fee (as defined in Section 5.13(e))) and unreimbursed Development Expenses shall be repaid to the Partners annually (beginning one year after the Opening); subject, however, to the limitation that (a) no more than eighty percent (80%) of the proceeds available for distribution pursuant to the provisions of this subsection shall be distributed pursuant hereto, provided, however, the Partners may mutually agree to repay more than one-fifth (1/5) of each Partner's outstanding

     Capital Contributions, loans and unreimbursed Development Expenses; (b) the balance of the 80% of such Distributable Cash available for distribution shall be distributed pursuant to subsection 4.3.d(vi) below and (c) the balance of such Distributable Cash shall be available for distribution pursuant to subsection 4.3.d(vii) below; and

          (vi) sixth, to the extent not previously repaid, to the payment of the Guarantee Fee as provided under Section
     5.13 (e), including interest thereon, subject, however, to the limitation that (a) no more than 80% of the Distributable Cash available for disbursement pursuant to the provisions of this subsection shall be distributed pursuant hereto, and (b) the balance of such Distributable Cash shall be available for distribution pursuant to subsection 4.3.b(vii) below; and

          (vii)   the  balance,  if  any,  to  the  Partners   in
     proportion to their respective Percentage Interests.

     (e)    All  liquidating  distributions  shall  be  made   in
accordance with the provisions of Section 11.2 hereof.

     (f)   All  cash  distributions,  except  for  repayment   to
Partners of loans and interest thereon, shall be made to the Partners simultaneously.

     4.4.  DEVELOPMENT FEE
     At such time as the Partnership (a) gains control of the Ground pursuant to Sections 1.14 and 5.6 and (b) has been licensed to operate a gaming facility by the Commission, each Partner shall become entitled to a development fee of no less than $1,000,000. One-half of the development fee shall be paid to each Partner at the time that the conditions specified in the preceding sentence have been met. The balance of the development fee shall be payable in six (6) equal monthly installments commencing one (1) month after the payment specified in the preceding sentence, with the balance, if any, payable upon the Opening. If the Partnership has insufficient funds to make such payments, Showboat shall make an immediate Cash Capital Contribution or loan to the Partnership to allow such payments.

5.   MANAGEMENT OF THE PARTNERSHIP

     5.1.  MANAGING PARTNER
     The management of the Partnership shall be vested in the Managing Partner. The Managing Partner shall represent and act for and on behalf of the Partnership in any matter or thing whatsoever, being hereby expressly authorized and empowered in its sole and unlimited discretion to conduct, manage and transact the business, affairs, and concerns of the Partnership in accordance with a Budget preapproved by the Partners, except for those matters described in Sections 5.2 and 5.3 that require the consent of Waterfront. The Budget shall contain provisions for economic incentives as specified by the certificate of suitablility issued to the Partnership by the Indiana Gaming Commission or the riverboat owner's license, if one is issued. The Managing Partner shall submit a proposed initial Capital Budget and a pro-forma five (5) year projection ("Projection") of operations to Waterfront within thirty (30) days after the Effective Date and a proposed Operating and Capital Budget to Waterfront at least thirty days prior to the commencement of each calendar year. Waterfront agrees to review the proposed Budget and to present objections or comments to
Showboat within thirty (30) days of receipt of the Budget. Showboat agrees to review any such communications from Waterfront within ten (10) business days of the receipt of such comments. Waterfront and Showboat shall then promptly meet in person or by telephone at a time and location mutually convenient and acceptable to Mr. Michael Pannos on behalf of Waterfront and Mr.
J. Kell Houssels on behalf of Showboat to approve or appropriately revise and approve the Budget. Waterfront and Showboat may freely substitute their representatives for this purpose upon reasonable notice. A dispute over a Budget not resolved within sixty (60) days of original receipt of such Budget shall be resolved by arbitration. The Managing Partner shall continue to operate under a prior approved Operating Budget if one exists, and has authority to make all payments for taxes, utilities, insurance and other amounts to third parties outside of its control necessary for the uninterrupted operation of the Project.

     Managing Partner shall designate the placement of all gaming equipment and ancillary furnishings and the configuration of ancillary areas within the vessel. Once operating, the Managing Partner shall have exclusive control and responsibility for the operation of the Casino Facilities.

     5.2.  RESTRICTIONS
     The Managing Partner may not do any of the following without
the  concurrence  of  Waterfront  which  concurrence  cannot   be
unreasonably withheld or delayed:

     (a) Except as otherwise expressly provided for herein, construct, improve, buy, own, sell, convey, exchange, assign, rent, or lease any property (real, personal or mixed), or any interest therein totaling, during any one calendar year, more than $500,000 unless in an approved Capital Budget;

     (b) Borrow money, issue evidence of indebtedness, secure any such indebtedness by mortgage, deed of trust, pledge, or other lien, or execute agreements, notes, mortgages, deeds of trust, assignments, security agreements, financing statements or other documents relating thereto which involve a credit facility to carry out the same totaling, during any one calendar year, more than $500,000 unless consented to by the other Partner;

     (c) Make or revoke any election permitted the Partnership by any taxing authority (including, without limitation, those within the contemplation of Code Subtitle A, Chapter 1, Subchapter K), and to act as the tax matters partner for purposes of Code Subtitle F, Chapter 63, Subchapter C;

     (d) Abandon any of the assets of the Partnership in excess of $50,000;

     (e) Perform any act in violation of the terms and conditions of this Agreement, the Indiana Uniform Partnership
Act, or any other applicable law or regulation;

     (f) Make, execute, or deliver any general assignment for the benefit of creditors or any bond, confession of judgment, guaranty, indemnity bond or surety bond;

     (g)     Initiate or settle any litigation by or against  the
Partnership  for  more  than $100,000 or  settle  any  proceeding
before  any  governmental  or  regulatory  body  for  more   than
$100,000;

     (h)     Vote any shares of stock owned by the Partnership.

     (i) Disburse funds that exceed an approved Operating Budget by more than five percent (5%) without prior concurrence of Waterfront. Any such variance in excess of five percent (5%) shall be promptly reported to Waterfront with reasonable explanations.

     (j)    Sell, lease or otherwise dispose of the Vessel.

     5.3.   ACTIONS  REQUIRING  UNANIMOUS CONSENT OF THE PARTNERS
     (a) So long as Waterfront retains a Partnership Interest in excess of twenty percent (20%), the following actions or decisions shall require the unanimous consent of the Partners which consent shall not be unreasonably withheld or delayed;

          (i) sale of all or substantially all of the assets of the Partnership;

          (ii) approval of the initial development plan, initial Capital Budget and pro-forma Operating Budget for the Project;

          (iii) approval of the annual Operating Budget and annual Capital Budget, and any amendments thereto;

          (iv)   amendments to the Partnership Agreement;

          (v) material changes in the nature of the business of the Partnership;

          (vi) application for additional gaming licenses by the Partnership;

          (vii) a change in the economic incentives as described in Section 5.1 of this Agreement; or

          (viii) a change in the Partnership auditor.

     (b)    Notwithstanding  subsection  5.3(a)(iv)  above,   the
Partners agree that any amendment to the Partnership Agreement which would materially impair the rights of Waterfront contained herein shall require the consent of Waterfront.

     5.4.   DEALINGS WITH AFFILIATES
     All fees paid or goods or services purchased from a Partner or its Affiliate shall be at "arms length" on terms no less favorable to the Partnership than are commercially available to the Partnership from other customarily available sources. All such transactions shall require the consent of the unaffiliated or unrelated Partner, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, consent to a specific transaction shall not be required if the transaction is expressly included within and identified in an approved Operating Budget or Capital Budget.

     5.5.  REMOVAL OF MANAGING PARTNER
     A Managing Partner may be removed by the other Partner in the event that the Managing Partner shall ultimately be proven, by an unappealable order or judgment of a court of competent jurisdiction, to have engaged in criminal acts or acts of fraud or willful misconduct with respect to the business of the
Partnership. If a Partner is removed as the Managing Partner pursuant to this section, such removal shall have no effect on such Partner's Partnership Interest.

     5.6.  GROUND
     Waterfront shall be responsible for locating the Ground, subject to the approval of Showboat, for the Project and negotiating a site control agreement, such as a ground lease with the City of East Chicago, or other appropriate party with respect to the Ground, allowing the Partnership to develop, construct and operate the Project. Showboat shall assist Waterfront in locating the Ground and negotiating the site control agreement. Wherever possible, Waterfront shall consult with Showboat with respect to all aspects of negotiating the site control agreement and any other actions taken by Waterfront in connection with the development and operation of the Project. The site control agreement shall be subject to the prior written consent of Showboat, which consent shall not be unreasonably withheld. Waterfront shall use its best efforts to obtain the longest possible term for the site control agreement.

     5.7.  PARTNERSHIP DEBTS
     The Partnership shall be primarily liable to creditors of the Partnership for all Partnership debts. Each Partner shall be proportionately liable to such creditors on the basis of such Partner's Percentage Interest. Each Partner agrees to indemnify the other Partner to the extent such other Partner may pay to a creditor of the Partnership any amounts in excess of such
Partner's proportionate share of a Partnership debt. Notwithstanding anything in this Section to the contrary, the Partners are responsible for their respective obligations under
Section 11.

     5.8.  DELEGATION OF AUTHORITY
     The Partners may delegate all or any of their powers, rights, and obligations hereunder, and the person so delegated may appoint, employ, contract, or otherwise deal with any person, including any other Partner(s), for the transaction of the business of the Partnership, which person, under the supervision of the Partners, may perform any acts or services for the Partnership as the Partners may approve in writing.

     5.9.  OTHER VENTURES
     Nothing contained herein shall be construed to prevent any of the Partners from engaging in any other business venture. Except as expressly provided herein, neither the Partnership nor any other Partner shall have any rights in and to any such ventures or the profits, losses, or cash flow derived therefrom.

     5.10. EXCULPATION FROM LIABILITY; INDEMNIFICATION
     (a) No Partner shall be liable to the Partnership or to any other Partner because any taxing authority contests, disallows, or adjusts any item of income, gain, loss, deduction, credit, or tax preference in the Partnership income tax returns.

     (b) The Managing Partner shall not be liable to the Partnership or any of the other Partners for, and the Managing Partner shall be indemnified and held harmless by the Partnership from and against, any and all claims, demands, liabilities, costs, expenses (including attorney's fees and court costs), and damages of any nature whatsoever arising out of or incidental to the Managing Partner's management of the Partnership's affairs, except where such claim is based upon the criminal acts, fraud or willful misconduct of the Managing Partner, or by the breach by the Managing Partner of any provision of this Agreement. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies, and recourse of the Managing Partner, whether available pursuant to this Agreement or at law.

     (c) The Partners shall not be liable to the Partnership or to any of the other Partners for, and the Partners shall be indemnified and held harmless by the Partnership from and against, any and all claims, demands, liabilities, costs, expenses (including attorney's fees and court costs), and damages of any nature whatsoever arising out of or incidental to the Partners' management of the Partnership's affairs, except where such claim is based upon the criminal acts, fraud or willful misconduct of the Partners, or by the breach by the Partners of any provision of this Agreement. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies, and recourse of the Partners, whether available pursuant to this Agreement or at law.

     5.11. MEETINGS OF PARTNERS
     The Partners shall meet in person or by telephone at least once each month to discuss the operations of the Partnership.
The Managing Partner shall distribute daily reports of operations to the Partners.

     5.12. REPORTS
           Deleted - not used.

     5.13. PARTNERSHIP DEVELOPMENT FINANCING
     (a) Showboat shall obtain on behalf of the Partnership and with the assistance of Waterfront, third-party debt financing in an amount reasonably required for the development of the Project and operating cash flow deficits for a period of up to one year after Opening in accord with the initial Capital Budget and the Projection (collectively "Development Financing"). The Development Financing shall be nonrecourse to Waterfront and may be secured by the Partnership's assets or cash flows only. Any financing obtained by Showboat shall not require the Partnership to issue warrants, participation of equity or cash flow or other equity "kickers" except as may be specifically agreed to by all Partners. Subject to Force Majeure, if Showboat is unable to obtain the Development Financing, or if it elects not to pursue the Development Financing, it shall make an additional Capital Contribution or loan to fund such necessary amounts. Showboat shall, on or before one hundred twenty (120) days after the issuance of a certificate of suitability to the Partnership or such later date as the Securities and Exchange Commission has permitted for the effectiveness of the Registration Statement for the proposed debt financing if such financing is raised in a public offering required to be registered under the Securities Act of 1933 (the "Funding Date") and further subject to market conditions, (i) obtain the Development Financing, (ii) make such capital contribution in lieu thereof, or (iii) obtain an unconditional letter of credit, a guaranty of timely and sufficient financing from a reputable financial institution with sufficient assets, a bridge loan in the amount of the Development Financing or other similar instrument demonstrating the clear availability of the funds equal to the Development Financing from a reputable financial institution with sufficient assets, all in a time frame consistent with that set forth in the Capital Budget. Showboat shall use its best efforts to timely and in good faith complete all financing arrangements by such Funding Date. The failure of Showboat to timely provide the Development Financing or, in the alternative, to make a sufficient Capital Contribution or loan, shall constitute a breach of this Agreement and a failure of Showboat to make the Capital Contribution or loan shall entitle Waterfront to the remedies resulting therefrom in Section 3.9 of this Agreement.

     (b) The Partnership will form another Indiana general partnership called Showboat Marina Casino Partnership ("Casino") and a finance corporation (the "Financing Corporation" and together with Casino, the "Issuers") to serve as joint issuers of a portion of the Development Financing. The Issuers shall be formed by Showboat pursuant to organizational documents in form and substance acceptable to both Partners. The only other partner of Casino shall be an Indiana general partnership formed for that purpose called Showboat Marina Investment Partnership ("Investment"). Investment shall be formed by the Partners and the equity interests in Investment shall be owned by the Partners in the same percentages as the Percentage Interests of the Partners in this Partnership. The Partnership shall hold a ninety-nine percent (99%) interest in Casino and Investment shall hold a one percent (1%) interest in Casino. The Partnership shall be the managing partner of Casino.

     (c)    The   Partnership  shall  enter  into  a   management
agreements (the "Management Agreement") with Casino providing, among other things, for the payment of a management fee to the Partnership of at least two percent (2%) of net revenue (as defined in the Management Agreement)of the Project and five percent (5%) of earnings before interest expense, taxes, depreciation and amortization of the Project. The Management Agreement shall further provide that all costs, expenses, funding, operating deficits, operating capital and other liabilities incurred due to the operation of the Project shall be the sole and exclusive obligation of Project.

     (d) Showboat, Inc., the parent of Showboat, has agreed that, if the proceeds of the Development Financing and the Capital Contributions or loans are insufficient to meet the costs of developing, constructing and opening the Project, Showboat, Inc. will provide additional funds up to a maximum of $30.0 million to complete the Project, subject to the debt covenants in Showboat Inc.'s indentures for its 9 1/4% First Mortgage Bonds, its 13% Senior Subordinated Notes, and in connection with the Development Financing (the "Completion Guaranty"). Showboat shall cause Showboat, Inc. to (i) provide the Completion Guaranty in form and substance acceptable to Showboat, Inc. and the initial purchasers of the Development Financing, (ii) to perform all of its obligations under the Completion Guaranty, and (iii) agree not to enter into additional covenants which would materially further limit its ability to comply with the Completion Guaranty.

     Moreover, the Partners recognize and acknowledge that, (i) in the current interest rate climate for debt transactions for gaming operations, equity or cash flow participation is commonly sought by prospective bond purchasers; and (ii) the Partners are currently discussing a possible debt transaction that may include a cash flow participation in the net income from operations of the Partnership in favor of bondholders. The Partners agree that neither shall unreasonably withhold consent to cash flow participation as long as such participation is similar to participation rights required by debt transactions completed within six months of the Development Financing. Any such cash flow participation shall be in the nature of that currently being discussed by the Partners with Donaldson, Lufkin & Jenrette Securities Corporation as underwriters of the Development Financing.

     (e) The Partners anticipate that, in connection with the Development Financing, Showboat, Inc. will agree to provide to the Issuers a written standby equity commitment (the "Standby Equity Commitment"), which will provide that if the cash flow (as defined therein) of the Issuers is less than $35.0 million for any of the first three full fiscal four-quarter periods after Opening, Showboat, Inc. will contribute to the Issuers cash in an amount equal to the difference between $35.0 million and the amount of such cash flow, subject to limits of $15.0 million in any one such period and $30.0 million in the aggregate. Any payments  made by Showboat, Inc. to the Issuers pursuant  to  the
Standby Equity Commitment shall be treated as a loan to the Partnership for purposes of this Agreement. Showboat shall be entitled to receive a fee from Waterfront (the "Guaranty Fee") in the amount of $5.2 million for agreeing to provide the Standby Equity Commitment. The Guaranty Fee shall become due and payable upon the occurrance of both of the following events: (1) the issuance of the Standby Equity Commitment and (2) sufficient Distributable Cash to meet all of the obligations of Section 4.3
(b)(i)  through  Section 4.3 (b)(v), Section 4.3  (d)(i)  through
Section  4.3 (d)(v) and/or Section 11.2 (a) through Section  11.2
(g); as may be applicable. Until it becomes due and payable, the Guarantee Fee shall be treated as a loan from Showboat to the Partnership under Section 3.6. Upon issuance of the Standby Equity Commitment, the Partnership shall book a receivable from Waterfront in an amount equal to $5.2 million (the "Waterfront Receivable"). The Partnership shall pay the Guaranty Fee only from Distributable Cash or, should the Put Option described in
Article 6 be exercised at a time at which the Waterfront Receivable has not been paid in full, such remaining portion of the Waterfront Receivable shall be due and payable from the Put Option proceeds. At such time as the Partnership pays the Guaranty Fee from Distributable Cash pursuant to Sections 4.3(b)(v), 4.3(d)(v) or 11.2(g), the Waterfront Receivable will be reduced dollar for dollar, with an offsetting reduction in Waterfront's Capital Account. In accordance with Section 4.2(c)(iii) hereof, Waterfront shall be allocated items of gross income by the Partnership to the extent such reduction in their Capital Account causes or increases a deficit balance in such Capital Account. In addition to any amounts otherwise distributable to Waterfront pursuant to Sections 4.3(b)(iii), 4.3(d)(iii) or 11.2(e) to the extent it is determined that the payment of the Guaranty Fee to Showboat results in income to Waterfront other than as income allocated to Waterfront by the Partnership, such income shall be taken into account in determining the distribution to be made to Waterfront pursuant to such sections.

     (f) The Partners expect that Showboat, Inc. will be required to provide support to assist the Partnership in obtaining a bond as directed by the Commission for certain economic development obligations to the City of East Chicago. Showboat, Inc. has agreed to provide the support for such a bond, if required to do so by the Commission, and Showboat shall cause Showboat, Inc. to provide this support, if so required. Neither Showboat nor Showboat, Inc. shall be entitled to any fee or other compensation from the Partnership or the Issuers for agreeing to provide or providing such support.

     5.14. MANAGEMENT AGREEMENT

     Subject to the provision of Section 6, in the event that the Project is sold by the Partnership, a provision in the sale contract shall require that the purchaser enter into a management agreement with Showboat, Inc. for the balance of the term of the site control agreement for the Ground substantially in the form of the Management Agreement.

6.   PUT OPTION

     Upon the third anniversary of the commencement of the Opening and ending sixty (60) days thereafter, Waterfront may elect to require Showboat to purchase all or a portion of Waterfront's Partnership interest (the "Disposition Portion") either by (i) a series of three (3) payments as described below or (ii) by distributing the entire Partnership Distributable Cash, cash from sales or refinancings and liquidating distributions to Waterfront for a period of four (4) years on account of Showboat's acquisition of Waterfront's Disposition Portion. Showboat shall have a period of sixty (60) days to elect option (i) or (ii).

     If Showboat elects option (i) above, Showboat shall immediately purchase, at a minimum, one-third (1/3) of
Waterfront's Disposition Portion. The remaining portion of Waterfront's Disposition Portion shall be purchased by Showboat in no more than two (2) additional installments, on the fifth anniversary and the seventh anniversary of the Opening. At the fifth anniversary Showboat shall purchase, at a minimum, one-half (1/2) of Waterfront's remaining Disposition Portion not purchased on the third anniversary. Any remaining Disposition Portion shall subsequently be purchased by Showboat on the seventh anniversary of the Opening.

     The purchase price of Waterfront's Disposition Portion under either option shall be calculated by multiplying the percentage Disposition Portion being purchased by Showboat by the equity market value of the Project ("Fair Value"). The Fair Value shall be determined by multiplying the Project's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the most recent four (4) calendar quarters for which quarterly financial statements have been prepared immediately preceding the respective anniversary dates under option (i) and immediately preceding the date of election under option (ii) by the average of the ratios of the sum of the market value of equity plus long-term debt divided by EBITDA of the seven (7) Comparable Companies for the same period, provided, however, the EBITDA multiplier shall not be less than five (5) nor more than ten (10). Attached hereto and incorporated herein by reference as Exhibit B is a calculation format of the Fair Value of Waterfront's Disposition Portion.

     The Partnership may not incur additional indebtedness to fund the purchase price of Waterfront's Disposition Portion unless (i) Waterfront's entire Partnership interest is purchased or (ii) Showboat obtains Waterfront's written consent, which may be granted or withheld in Waterfront's discretion. The purchase price may be paid in cash or with registered shares of common stock of Showboat, Inc., Showboat's parent corporation.

     In the event Showboat elects option (ii) above, sums distributed to Waterfront in excess of amounts otherwise distributable to it shall be deemed a payment on account of the purchase price of Waterfront's Disposition Portion. Upon the seventh anniversary of the Opening all of

Disposition  Portion must be purchased.  Waterfront's  Percentage
Interest in the Disposition Portion shall pass to Showboat upon full payment therefore.

     The Partners agree that, notwithstanding the foregoing provisions of this Section, if Showboat, in its sole discretion, determines within ten (10) days after Waterfront's election that it is unwilling for any reason to pay the Fair Value for Waterfront's Disposition Portion as determined by the formula set forth in this Section, then the Partnership shall retain reputable investment bankers who shall market the Partnership or its assets for sale to the highest reputable bidder, but free and clear of the Management Agreement described in Section 5.14. Waterfront and Showboat shall be permitted to submit bids for the purchase of the Partnership or its assets in such event.

7.   TRANSFER OF PARTNER'S INTEREST

     7.1.  RESTRICTIONS ON TRANSFER

     Except as may otherwise be expressly provided herein, no Partner shall sell, assign, pledge, encumber, hypothecate, or otherwise transfer or dispose of all or any part of its Interest or share of its Interest, as amended, without the written consent of the other Partner. No transfer of an Interest shall be made except in accordance with 68 IAC 5-2 and other applicable regulations of the Commission. Any sale or other transfer or attempted transfer in violation of this Agreement shall be null and void and of no force and effect. Further, no partner shall be admitted to the Partnership without the unanimous consent of the Partners. Each Partner acknowledges the reasonableness of the restrictions on transfers imposed by this Agreement in view of the relationship of the Partners. Any transfer, with consent, must be of all of such Partner's Interest, unless Waterfront and Showboat otherwise agree. This prohibition shall include the direct disposition of an Interest, as well as any voluntary transfer (by sale, contract for sale, assignment, pledge, hypothecation or otherwise) of a controlling interest in the stock of a Partner, or the merger or other consolidation of a Partner with or into another Person, but in such event, the consent of Waterfront and Showboat shall not be unreasonably withheld or delayed.

     Notwithstanding the foregoing, Waterfront's shareholders may transfer portions of their equity interests, or Waterfront may issue new shares to new shareholders so long as Michael Pannos and Thomas Cappas remain officers, directors and collectively, including immediate family holdings, at least 25% shareholders of Waterfront. At all times stated herein Waterfront shall have not more than 35 shareholders each of whom shall be individuals and a majority of whom shall be residents of the State of Indiana.

     7.2.  RIGHT OF FIRST REFUSAL
     In the event that a Partner ("Transferring Partner") intends to make a voluntary transfer of part or all of its Interest to a third party, it shall first offer such Interest to the other Partner ("Remaining Partner"), who shall have a right of first refusal with respect to the acquisition of such Interest. In the event that the Transferring Partner receives a bona fide offer to purchase acceptable to such Partner, then the Remaining Partner shall have a right of first refusal to purchase such Interest at the same price and under the same terms and conditions as are contained in such written offer, provided that if the transfer of such Interest is made pursuant to Section 15.1 of this Agreement, the purchase price shall be that which is set forth in Section
15.1 of this

Agreement. Upon receipt of any such acceptable offer, the Transferring Partner shall certify a complete, true and correct copy of such offer to the Remaining Partner. The Remaining Partner shall have a period of thirty (30) days from the date of receipt of such written offer to elect whether or not it intends to accept or reject such offer. If the Remaining Partner desires to purchase the interest from the Transferring Partner upon the same terms and conditions as are set forth in such acceptable offer (or at a price specified in Section 15.1 of this Agreement, if applicable), then the Remaining Partner shall notify the Transferring Partner within ten (10) days of the receipt of such written offer and shall accompany such notice with an earnest money deposit equivalent to any earnest money deposit that was made with the original offer. If the Remaining Partner fails to notify the Transferring Partner within such ten (10) day period, such failure to so notify shall be deemed a rejection of such offer. Rejection of such offer shall not terminate this right of first refusal as to any other or subsequent sales of the Interest. In the event of the exercise of the right of first refusal, the Remaining Partner shall consummate the sale and purchase of the Interest in accordance with, and within the time limitations set forth in, the terms and conditions of such offer to purchase as originally submitted (except with respect to price if the transfer is made pursuant to Section 15.1 of this Agreement). In the event that such offer should include as a part of the consideration to be paid any particular or unique property, or the exchange of any other property, the Remaining Partner shall not be required to deliver to the Transferring Partner such property, but may satisfy such obligations by the payment to the Transferring Partner of cash in an amount equivalent in value to such other property. The Transferring Partner may not combine the sale of an interest with the sale of any other asset. A transfer shall include a sale or a contract for sale of all or part of an Interest as well as the sale, contract for sale or assignment of a controlling interest in the Stock of a Partner or a merger or other consolidation of a Partner with or into another Person.

     7.3.  CONTINUING LIABILITY
     Unless otherwise agreed, in the event a Partner sells, exchanges, assigns or otherwise transfers its Interest (including any transfer in accordance with Section 8 of this Agreement), such Partner shall remain liable for all obligations and liabilities incurred by such Partner as a Partner prior to the effective date of such transfer (including any tax liability of such Partner), but shall be free of any obligations or liabilities incurred on account of the activities of the Partnership after such date.

8.   PARTNER DEFAULT

     8.1.  DEFINITION OF DEFAULT
     The occurrence of any one or more of the following events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default," as the case may be) as to the Partner failing in the performance or effecting the breach act.

     8.2.  DEFAULTS
     (a) A Partner fails in a material way to properly staff and timely perform its duties and obligations hereunder.

     (b) A Partner fails to perform or materially comply with any of the covenants, agreements, terms or conditions contained in the Agreement applicable to it, provided that the remedy of a nondefaulting Partner for a Partner's failure to make a Capital Contribution or a required loan is treated exclusively in Section
3.9 of this Agreement.

     8.3.  BUYOUT REMEDY
     Ten (10) days after notice of the occurrence of a default where such default is not cured, an Event of Default shall be deemed to exist. Upon the occurrence of an Event of Default, the Partner not in default ("Offering Partner") shall have ten (10) days to provide a notice ("Offering Notice") to the other Partner (the "Non-Offering Partner"), propose a price per one percent (1%) Partnership Interest (the "Offering Price") at which the Offering Partner is ready, willing and able either to (i) sell to the Non-Offering Partner all of the Offering Partner's Interest, or (ii) purchase from the Non-Offering Partner all of its Interest. The Offering Notice shall be presented in the alternative as described in the previous sentence. The Non-Offering Partner shall have a period of thirty (30) days after delivery of the Offering Notice in which to elect, by timely written notice to the Offering Partner, either to (i) purchase the Interest of the Offering Partner at the Offering Price, or
(ii) sell all of its Interest to the Offering Partner at the Offering Price. During such 30-day period and an additional 30-day period, the Non-Offering Partner may not make any offer of its own pursuant to this section.

     If the Non-Offering Partner fails to elect either alternative within such 30-day period, then the Offering Partner may, within 15 days thereafter, elect one of the alternatives. If the Offering Partner fails to select an alternative within that 15-day period, the Offer shall lapse.

     If one of the alternatives is elected by Waterfront or Showboat in accordance with the terms of this section, payment for the affected Interest shall be made in cash at a closing to be held in East Chicago, Indiana on a date set by the party electing one of the alternatives not later than ninety (90) days after such election.

     8.4.  INJUNCTIVE RELIEF
     If a Partner violates any provision of Sections 5.4, 5.5,  7 or 12 of this Agreement, the other Partner shall also be entitled to remedies in equity.

9.   DETERMINATION OF FAIR MARKET VALUE

     9.1.  FAIR MARKET VALUE
     If Waterfront and Showboat cannot agree within fifteen (15) days following the commencement of circumstances calling for a determination of the fair market value of a Partnership Interest ("Valuation Interest"), they shall thereupon attempt in good faith, to agree upon a single appraiser to appraise the Valuation Interest. If they cannot agree upon a single appraiser within fifteen (15) days, either of them (the "Electing Partner") may give the other (the "Other Partner") a written notice calling for appointment of an appraisal panel (the "Appraisal Panel"), and such notice shall designate a disinterested person who is familiar with the gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "First Appraiser") to serve on the Appraisal Panel.

     Upon receipt of such notice, the Other Partner shall have seven (7) days in which to designate a disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "Second Appraiser") to serve on the Appraisal Panel by serving notice of such designation on the Electing Partner. If the Second Appraiser is not so appointed and designated within or by the time so specified, then the First Appraiser shall be the sole appraiser to determine the fair market value of the Valuation Interest. Upon the designation, if any, of the Second Appraiser, the First Appraiser and the Second Appraiser shall themselves appoint a third disinterested person who is familiar with gaming operations and recognized by those in the business of operating gaming facilities as one who could fairly and accurately evaluate a gaming operation (the "Third Appraiser") within seven (7) days. If the First Appraiser and the Second Appraiser are unable to agree upon such appointment within seven (7) days, then the Electing Partner shall request such appointment by the president and executive committee of the Indiana Chapter of the American Institute of Real Estate Appraisers. In the event of failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in the stead thereof, which appointment shall be made in the same manner as provided in this Section 9 for the appointment of such appraiser so failing, refusing or being unable to act.

     The one or three appraisers appointed as the Appraisal Panel shall each determine the fair market value of the Valuation Interest, taking into account appropriate indicators of the fair market value thereof in a cash sale between a willing buyer and seller not under undue duress and shall report their findings to the Partners in writing. In the case of a three appraiser Appraisal Panel, if one or more appraisers fail to deliver their reports within sixty (60) days after the appointment of the Third Appraiser, a new appraiser shall be appointed in the stead thereof, which appointment shall be made in the same manner as provided in this Section 9 for the appointment of such appraiser failing to deliver his report. The fair market value of the Valuation Interest shall be equal to the mean of the two closest appraised values reported by the Appraisal Panel; provided that if such values are equally distributed, the fair market value of the Valuation Interest shall be equal to the mean of the three appraised values reported by the Appraisal Panel. Such determination shall be conclusive and shall be binding upon the Partners.

     Except as otherwise provided herein, a Partner shall pay the fees and expenses of the appraiser it appointed, and the fees and expenses of the third appraiser, and all other expenses, if any, shall be borne equally by both parties.

     To be qualified to be selected or designated as an appraiser for purposes of this Section 9, an appraiser must demonstrate (a) current good standing as a licensed appraiser, and (b) past appraising experience of at least five years, which experience shall include the appraisal of casino gaming operations.

10.  FORCE MAJEURE

     10.1. FORCE MAJEURE DEFINED
     The  following  events  are beyond  the  control  of  either
Partner (a "Force Majeure Event"):

     (a) The unavailability of financing in the marketplace except at rates in excess of twenty percent (20%), inclusive of any cash flow participation, per annum; provided that an obligation to repurchase or prepay at a premium any Development Financing using a specified percentage of cash flow shall not be deemed "cash flow participation" for purposes of this subsection.

     (b) The passage of material new legislation which reduces the projected internal rate of return to Showboat for the Project by more than thirty percent (30%) compared to the Projection.

     (c)   An  increase  in the cost of the Project  beyond  $200
million, with the understanding that the current Capital Budget is $195 million, including contingencies.

     (d) The receipt of material new conditions imposed by the City of East Chicago or the Indiana Gaming Commission or any other governmental entity which reduces the projected internal rate of return to Showboat by more than thirty percent (30%) compared to the Projection.

     (e) A delay in the opening of the Project for more than one hundred eighty (180) days after the opening date is established by the Partners or a closure of the Project after Opening for more than one hundred eighty (180) days.

     (f) Any other event which materially alters the assumptions and underlying facts upon which this Agreement is based and which is reasonably expected by both Partners to reduce the projected internal rate of return to Showboat by more than thirty percent (30%) compared to the Projection.

     10.2. ACTIONS TO RESOLVE FORCE MAJEURE EVENTS
     In the event of a Force Majeure Event the Partners agree to first meet in good faith effort to mutually agree on appropriate courses of action to be taken in connection with a Force Majeure Event, including the economic effect thereof. In the event that the Partners fail to agree on a course of action then either Partner may terminate this Agreement on thirty (30) days written notice to the other Partner. Provided, however, if the Force Majeure Event can be cured by the contribution of additional capital, Showboat shall contribute such capital only in the event that the contribution shall not be more than thirty-five percent (35%) of the initial Capital Budget. If amounts beyond that limitation are required to cure the Force Majeure Event and Showboat does not provide such additional capital, then Waterfront shall be entitled to contribute additional capital. If neither Partner contributes the additional capital, then Showboat may locate additional capital from qualifying third parties. If Showboat is unable to do so, Waterfront may then attempt to locate additional capital from qualifying third parties.

11.  TERMINATION AND LIQUIDATION OF PARTNERSHIP

     11.1. TERMINATION
     In addition to the provisions for termination of the Partnership set forth elsewhere in this Agreement, the Partnership will also terminate upon the sale, assignment or other disposition of all or substantially all of the tangible assets of the Partnership unless Waterfront and Showboat
agree  in  writing  to  the  contrary.   No  termination  of  the
Partnership shall relieve or release any Partner from its obligation to reimburse the other Partners as a result of such termination if such termination has been caused by a breach of any duty or obligation owed by such Partner.

     11.2. WINDING UP AND LIQUIDATION
     Upon the termination of the Partnership, the Managing Partner shall act as liquidator of the Partnership in disposing of and distributing the Partnership's assets. Unless otherwise agreed upon, the property of the Partnership shall be sold as soon as practicable following termination of the Partnership, and any Partner or former Partner may purchase property of the Partnership on terms mutually agreed upon.

     After the disposition of Partnership property and the appropriate allocation of all items of Income, Gain, Loss, Deductions (including Depreciation), and Credit in accordance with the provisions of Section 4 hereof, the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

     (a) First, to the payment and discharge of all the Partnership's debts and liabilities to creditors other than Partners;

     (b) Second, to the payment and discharge of all the Partnership's debts and liabilities to Partners (other than for the Development Fee, any unreimbursed Development Expenses, and accrued and unpaid preferred return pursuant to Section 3.5 and any loans made by a Partner pursuant to Section 3.6);

     (c) Third, to the payment of the Development Fee if not previously paid pursuant to this Agreement;

     (d) Fourth, to the return of Waterfront's Capital Contribution plus unreimbursed Development Expenses, in each case together with the preferred return thereon provided for in
Section 3.5, if not previously paid pursuant to this Agreement;

     (e) Fifth, to the Partners in an amount equal to the good faith estimate of the income tax liability of each Partner (or each Partners' owner or owners) with respect to the income realized by each Partner, including, without limitation, any income realized pursuant to Section 4.2(c)(iii) hereof, calculated by multiplying such estimated income by the highest combined federal and state income tax rates of each such Partner (or its owners), taking into account whether such Partner (or its owners) will be subject to corporate or individual taxes.

     (f)   Sixth,  to  the  payment of  any  accrued  and  unpaid
preferred   return   on   each  Partner's   outstanding   Capital
Contribution,   loans   and  unreimbursed  Development   Expenses
pursuant to Section 3.5 above;

     (g) Seventh, to the extent not previously repaid by this partnership or by Showboat Marina Casino Partnership, to the repayment of each Partner's entire unpaid Capital Contribution, loans (including the Standby Equity Commitment Loan (as defined in Section 5.13(e))but excluding the Guarantee Fee (as defined in
Section 5.13(e))) and unreimbursed Development Expenses;

     (h) Eighth, to the extent not previously repaid, to the payment of the Guarantee Fee as provided under Section 5.13 (e), including interest thereon.

     (i) Ninth, the balance, if any, to the Partners in proportion to their respective positive Capital Account balances.

     Upon complete liquidation, dissolution and winding up, the Partners shall cease to be Partners of the Partnership.

     11.3. BANKRUPTCY OR INSOLVENCY; INVOLUNTARY TRANSFER
     (a) Subject to the rights and powers of a trustee and court in bankruptcy under the Bankruptcy Code of 1978 or any similar, succeeding law, if:

          (i) any Partner files a petition in bankruptcy or a petition to take advantage of any insolvency law, makes an assignment for the benefit of creditors, consents to or acquiesces in the appointment of a receiver, liquidator, or trustee of the whole or any substantial portion of such Partner's properties or assets, or files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws or any other applicable laws; or

          (ii) a court of competent jurisdiction shall enter an order, judgment, or decree appointing a receiver, liquidator, or trustee of any Partner of the whole or any substantial portion of the property or assets of such Partner or approving a petition filed against such Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws or any other applicable laws, and such order, judgment or decree is not vacated, set aside or stayed within two (2) months from the date of entry thereof;

     then the other Partner shall have the right, but not the obligation, to purchase the entire Interest of such bankrupt or insolvent Partner. In the absence of such an election, the business of the Partnership shall be continued in the name of the Partnership, in which case there shall be compliance with all of the terms and conditions of this Agreement.

     (b) If a Partner suffers an Involuntary Transfer of part or all of its Interest, the transferee shall not be a partner hereunder and shall take such Interest or part thereof subject to an option in favor of the remaining Partner to acquire such Interest or part thereof. Until the closing of a sale upon such election by the remaining Partner, the transferee shall be entitled to any cash distributions, but shall not be entitled to any vote, consent or similar rights, if any. An "Involuntary Transfer" shall mean a transfer due to dissolution of a Partner or a transfer without the choice of a Partner, including but not limited to a transfer to a judgment creditor, lienholder or the holder of a security interest or encumbrance, or a transfer ordered by a court.

     (c) If the other Partner elects to purchase the Interest of such bankrupt or insolvent Partner or the Interest from a transferee after an involuntary transfer, such remaining Partner shall inform the bankrupt or insolvent Partner or transferee of such election within thirty (30) days after receipt of notice of institution of bankruptcy proceedings, assignment for the benefit of creditors, or appointment of receiver, liquidator or trustee or transfer. In such event, the entire Interest shall be purchased at a price equal to eighty percent (80%) of the fair market value of such Interest as determined in accordance with Section 9 of this Agreement, payable in cash at a closing set by the
purchasing   Partner   within  ninety   (90)   days   after   the
determination of such value.

12.  DISCLOSURE OF OTHER BUSINESS  INTEREST  CONFLICTS;  BUSINESS
     OPPORTUNITY

     12.1. OTHER BUSINESS INTERESTS
     (a) No Partner shall be required to devote its entire time or attention to the business of the Partnership.

     (b) All of the Partners understand that the Partners and the stockholders of corporate Partners may be interested, directly or indirectly, individually, or through one or more Affiliates, in various other businesses outside of Cook County, Illinois and the State of Indiana, and non-gaming businesses in East Chicago or elsewhere, not included in this Partnership ("Unrelated Businesses"). The Partners hereby agree that the creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to its right (or the right of its Affiliates) to have Unrelated
Businesses and to receive and enjoy profits or compensation therefrom.

     12.2. COMPETITION
     Waterfront agrees that Showboat and its Affiliates ("Showboat Parties") are pursuing gaming opportunities throughout the United States and other jurisdictions and may be pursuing gaming opportunities in Cook County, Illinois. Waterfront acknowledges that the Showboat Parties may pursue such opportunities, including opportunities in Cook County, Illinois. Neither the Showboat Parties nor Waterfront shall engage in other gaming activities in Indiana. If Showboat or Waterfront or any of their Affiliates commence gaming operations in Cook County, Illinois, the other Partner may purchase fifteen percent (15%) of the first Partner's or its Affiliates' interest in such gaming venture at the first Partner's or its Affiliates' purchase price at any time within one (1) year of the opening of such operation(s). In the event that the Showboat Parties or Waterfront or their Affiliates enter into a gaming opportunity in Cook County, Illinois such Partner shall covenant that key customers of the Project shall not be solicited by such Partner to become customers of the gaming venture in Cook County nor may such Partner assign management talent from the Project to the Cook County gaming venture without the consent of the other Partner, which consent shall not be unreasonably withheld or delayed.

     The Partners acknowledge that Showboat and/or its Affiliates operate other casinos and may in the future operate additional casinos in different areas of the world, including, without limitation, casinos in the state of Illinois and that marketing efforts may cross over in the same market and with respect to the same potential customer base. Showboat, in the course of its Affiliates managing the Vessel, may refer customers of the Vessel and other parties to other facilities operated by Affiliates of Showboat to utilize gaming, entertainment and other amenities, without payment of any fees to the Partnership or the Partners. The Partnership and the Partners acknowledge and agree that Showboat or its Affiliates may distribute promotional materials for Showboat or its Affiliates and facilities, including casinos, at the Riverboat. However, if such facility to which a customer of the Project would be referred or which is promoted is within a county identified below, the consent of Waterfront shall be required, which consent may be withheld in Waterfront's sole discretion.

     MICHIGAN COUNTIES          ILLINOIS COUNTIES

     Berrien                    Cook
     Van Buren                  DuPage
     Allegan                    Grundy
     Cass                       Lake
     St. Joseph                 Will
     Branch                     Kentall
                                Kankakee

     12.3. BUSINESS OPPORTUNITY
     In the event that a Partner or any of its Affiliates has the opportunity to acquire an interest in any Unrelated Business (a "Business Opportunity"), whether individually or as a member of a partnership or joint venture or other entity or as a shareholder of a corporation, such Partner or its Affiliate shall not be required to offer such Business Opportunity to the Partnership or to the other Partners except as expressly required hereunder, and the failure of such Partner or its Affiliate to do so shall not constitute a breach of such Partner's fiduciary duty to the Partnership or to the other Partners.

13.  TAX MATTERS; BOOKS AND RECORDS; ACCOUNTING

     13.1. TAX MATTERS
     If unanimously approved by the Partners, the Partnership shall file an election under Section 754 of the Code in accordance with applicable regulations, to cause the basis of the Partnership's property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code.

     No  election shall be made by the Partnership or by  any  of
the   Partners  to  be  excluded  from  the  application  of  the provisions of Subchapter K of the Code or any similar provisions of the state tax laws.

     The  Managing  Partner is designated  as  the  "Tax  Matters
Partner."

     13.2. INDEMNITY AGAINST BREACH
     Each Partner agrees that it will indemnify and hold the Partnership and the other Partners harmless from and against any and all losses, costs, liabilities and expenses, including, but not limited to, attorneys' fees of every kind and description, absolute and contingent, which result from any breach of this Agreement by such indemnifying Partner.

     Except as may otherwise be decided pursuant to Section 13.1, in the event any claim or liability (which if proved would constitute, or create a liability subject to indemnification under this Section 13.2) is made or asserted against the Partnership or a Partner (collectively the

"Accused party") it shall notify the Partner which the Accused party believes should indemnify the Accused party pursuant to the provisions of this Section 13.2 (the "Notified Partner") in writing that such claim or demand has been made. Upon receipt of such notice, the Notified Partner (a) shall be entitled to participate at its own expense in the defense of such suit brought to enforce any claim, or (b) in the event the Notified Partner and the Accused party agree that the Notified Partner would be wholly liable for, and is financially able to satisfy, such claim, the Notified Partner may elect to assume the defense thereof, in which event it shall not be liable for attorneys' fees and court costs thereafter incurred by the Accused party in defense of such action, or (c) the Notified Partner and the Accused party may agree to conduct a defense jointly and to share expenses in any manner in which they agree.

     Payment of sums finally determined to be due hereunder shall be made upon demand to the Partner or Partnership to whom a right of indemnity has accrued under this Section 13.2. The Partner entitled to payment shall also be entitled to receive reasonable attorneys' fees for collection of such payment if not paid within thirty (30) days after demand is made, if such Partner or the Partnership prevails in any claims against another Partner for any such payment hereunder.

     13.3 RECORDS
     Accurate, current, and complete books, shall be maintained on a calendar year and accrual basis in accordance with generally accepted accounting principles consistently applied and for tax purposes the Partnership's tax year will be the tax year of the Managing Partner in accordance with the federal tax laws. The Partnership shall keep any and all other records necessary, convenient, or incidental to recording the business and affairs of the Partnership. The Managing Partner shall provide monthly, quarterly and annual unaudited income statements, balance sheets and changes in cash position to Waterfront not later than twenty-eight (28) days after each calendar month, forty-five (45) days after each calendar quarter and sixty (60) days after each calendar year. Waterfront shall keep monthly statements confidential at its board level.

     The Managing Partner shall select the Partnership's Auditor and shall determine all matters regarding methods of depreciation and accounting and shall make all tax elections and decisions relating to taxes.

     The Partnership's Auditor shall audit the books and records of the Partnership annually and render an opinion on the financial statements of the Partnership as of the end of each calendar year. Copies of the financial statements certified by the Partnership's Auditor shall be provided to the Partners within ninety (90) days following the end of each calendar year. Waterfront may designate an additional reputable accounting firm ("Special Auditor") to conduct an audit of the operations of the Partnership at Waterfront's expense; provided, however, that if the additional audit by the Special Auditor shall reveal a
discrepancy  in  gross  revenues,  net  income  or  cash  to   be
distributed to the Partners of more than three percent (3%), Showboat shall bear the costs of such audit.

     The Partners and their representatives shall have the right to inspect the books and records of the Partnership at any time during normal business hours.

     13.4. NOTICES
     Any notice which may be or is required to be given hereunder shall be deemed given 3 days after such notice has been deposited, by registered or certified mail, in the United States mail, addressed to the Partnership or the Partners at the addresses set forth after their respective names below, or at such different addresses as to the Partnership or any Partner as it shall have theretofore advised the other parties in writing:


          Partnership:        Showboat Indiana, Inc.
                              2800 Fremont Street
                              Las Vegas, Nevada  89104

          with a copy to:     Waterfront Entertainment and
                              Development, Inc.
                              8101 Polo Club Drive, Suite D
                              Merrillville, Indiana  46410

          Waterfront:         Waterfront Entertainment &
                              Development, Inc.
                              8101 Polo Club Drive, Suite D
                              Merrillville, Indiana  46410

          with a copy to:     Phillip L. Bayt, Esq.
                              Ice Miller Donadio & Ryan
                              One American Square
                              Indianapolis, Indiana  46282

          Showboat:           Showboat Indiana, Inc.
                              2800 Fremont Street
                              Las Vegas, Nevada  89104

          with a copy to:     John N. Brewer, Esq.
                              Kummer Kaempfer Bonner & Renshaw
                              Seventh Floor
                              3800 Howard Hughes Parkway
                              Las Vegas, Nevada  89109

     13.5. REPORTS TO PARTNERS
     The Partners agree that the Managing Partner will provide all of the information necessary for the preparation of a U.S. Partnership Return of Income (Form 1065) for the Partnership accounts within two (2) months after the close of each calendar year. The Managing Partner agrees to provide each of the Partners with all information necessary for their timely preparation of the required U.S. Income tax returns.

14.  TRADEMARKS AND LICENSES

     14.1. SHOWBOAT MARKS
     Showboat, Inc., the parent corporation of Showboat, is the owner of the marks and trade names listed on Exhibit C (collectively "Showboat Marks"). Showboat, Inc. has reserved to itself certain rights, most particularly those rights concerned with the exploitation of the Showboat Marks. Showboat, Inc. believes that the Showboat Marks have and will increasingly become a popular and valuable asset in various fields of use not only throughout the United States but also in foreign countries.

     14.2. USE OF MARKS BY PARTNERSHIP
     Showboat shall cause Showboat, Inc. to grant to the Partnership the non-exclusive license to use the Showboat Marks in connection with the Project at no cost to the Partnership only for such period of time that Showboat is the Managing Partner (the "Use Period"), provided that such use is in accord with reasonable criteria established by Showboat, Inc. Upon termination of the Use Period all uses of the Showboat Marks shall cease and the Partnership shall remove from the vessel and the Casino Facilities any furnishings, personal property, fixtures and other items which contain any of the Showboat Marks.

15.  GENERAL PROVISIONS

     15.1. FOREIGN GAMING LICENSES
     If Showboat determines, at its sole discretion, that any of its gaming licenses in other jurisdictions may be adversely affected or in jeopardy because of its status as a Partner, Showboat shall have the option at any such time to sell its Interest, subject to the right of first refusal granted to Waterfront. If this occurs prior to or within the first six (6) months after Opening and Waterfront elects its right of first refusal, Showboat shall receive as sole compensation for Waterfront's purchase of its Interest, the Capital Contribution Showboat has made to the Partnership plus interest thereon at the Federal funds rate for the period during which its Capital Contribution was made to the Partnership. If this occurs after the first six (6) months after Opening and Waterfront elects its right of first refusal, Showboat shall receive as sole compensation for Waterfront's purchase of its interest the fair market value of such interest determined in accordance with
Section 9, payable within ninety (90) days after the determination of the fair market value. In case of a sale by Showboat of its Interest under this Section, the Management Agreement shall terminate upon the consummation of such sale.

     15.2. ENTIRE AGREEMENT
     This Agreement constitutes the entire understanding of the Partners with respect to the subject matter hereof, and there are no understandings, representations, or warranties of any kind between the Partners except as expressly set forth herein and as set forth in that certain agreement of even date among Showboat, Waterfront and Showboat, Inc.

     15.3. COUNTERPARTS
     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     15.4. CAPTIONS
     The   captions  in  this  Agreement  are  solely   for   the
convenience of the parties and do not constitute a part of this Agreement.

     15.5. AMENDMENT
     All additions, changes, corrections or amendments to the terms, responsibilities, obligations, and conditions contained herein must and will be in writing signed by all the Partners before they become effective.

     15.6. GRAMMATICAL CHANGES
     Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter gender as the circumstances require.

     15.7. SUCCESSORS AND ASSIGNS
     Subject to the restrictions on transfer expressly set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon, the successors and assigns of the parties hereto.

     15.8. CONSENT OF PARTNERS
     Whenever consent of the Partners is required for any action, such consent shall be by a written instrument signed by the Partners, sent to the Partners in the manner provided for notices or by facsimile transmission and deposited in the regular mail prior to the action requiring the consent being made.

     15.9. NO WAIVER
     (a) The failure of any Partner or the Partnership to insist, in any one or more instances, upon observance and performance of any provision of this Agreement shall not be construed as a waiver of such provision or the relinquishment of any other right granted herein or of the right to require future observance and performance of any such provision or right.

     (b) The waiver by any Partner or the Partnership of any breach of any provision herein contained shall not be deemed to be a waiver of such provision on account of any other breach of the same or any other provision of this Agreement.

     (c) No provision of this Agreement shall be deemed to have been waived, unless such waiver be in writing and signed by the person sought to be charged with a waiver of such provision.

     15.10. DISPUTES
     In the event any dispute should arise between the parties hereto where the parties cannot agree on a matter requiring unanimity, to enforce any provision hereof, for damages by reason of any alleged breach hereunder, for a declaration of such party's rights or obligations hereunder, or for any other remedy, such dispute shall be settled by arbitration by a single arbitrator pursuant to the rules of the American Arbitration Association. Such arbitration shall be conducted in East

Chicago, Indiana in accordance with the rules then in effect by the American Arbitration Association, provided that the parties shall be entitled to afford themselves of the discovery allowed under the then current rules of Federal Civil Procedures for the Northern District of Indiana. The decision of the arbitrator shall be final and may be entered as a judgment by a court of competent jurisdiction for any matter in controversy below $1,000,000. The decision of the arbitrator where the matter in controversy is in excess of that amount shall be appealable to a circuit or superior court in Lake County, Indiana for a mistake of law or fact. The prevailing party (as determined by the arbitrator) shall be entitled to recover such amounts, if any, as the arbitrator may adjudge to be reasonable attorneys' fees for the prevailing party; and such amount shall be included in any judgment rendered in such action or proceeding.

     15.11. PARTIAL INVALIDITY
     If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     15.12. COOPERATION WITH GAMING AUTHORITIES
     The Partners shall use their best efforts to cause its officers, directors, employees and stockholders to provide the Nevada Gaming Authorities, the New Jersey Casino Control Commission or such other gaming authority having jurisdiction over Showboat or its affiliates with such documents and information necessary for Showboat to (i) obtain the approval of the Nevada Gaming Authorities or the New Jersey Casino Control Commission to conduct gaming operations in the state of Indiana, and (ii) maintain Showboat's and Showboat's Affiliates gaming licenses.

     15.13. ADMINISTRATIVE/DEVELOPMENT/TRADEMARK/LICENSE FEES
     Showboat is a subsidiary of Showboat, Inc. Showboat, Inc. through another subsidiary ("Related Subsidiary") provides development, management, administrative, trademark and licensing services (the "Services") to its operating subsidiaries for a fee. The Partners agree that Showboat may enter into agreements for such Services for the benefit of the Project. Provided, however, the fees earned by the Related Subsidiary for Services rendered to the Partnership shall be paid only from Partnership distributions to Showboat unless otherwise consented to in writing by Waterfront.

     15.14. APPLICABLE LAW:  JURISDICTION
     (a)   The  laws  of  the State of Indiana shall  govern  the
validity,   performance,  and  enforcement  of  the   terms   and
conditions of this Agreement and any other obligation secured hereby.

     (b) The Partners agree that any proceedings with respect to the performance or enforcement of this Agreement shall be brought in the state of Indiana.

     15.15. FINANCING FEES
     The   Partners  agree  that,  except  with  respect  to  the
Development Financing, neither Partner nor any of their affiliates, shareholders, parents, or other related entities will seek fees from the Partnership or any other related person or entity for arranging financing, extending guaranties or otherwise lending comfort, security or credit support for Partnership financing or for bringing other assets to the Partnership other than as specified herein. This Section 15.15 shall not prohibit the Partnership from paying fees to third parties unrelated to the Partners.

     IN WITNESS WHEREOF, the parties have executed this Agreement in multiple originals as of the date first hereinabove written.

                              WATERFRONT ENTERTAINMENT AND
                              DEVELOPMENT, INC.



                              By: /s/ Michael Pannos
                                   MICHAEL PANNOS, PRESIDENT


                              SHOWBOAT INDIANA INVESTMENT LIMITED
                              PARTNERSHIP, a Nevada Limited
                              Partnership

                              By: Showboat Indiana, Inc., its
                                 General Partner



                              By: /s/ J. Kell Houssels, III
                                  J. KELL HOUSSELS, III,
                                 CHAIRMAN OF THE BOARD

                       PROMISSORY NOTE

$41,887,157.78                                    January 1, 1997


          FOR VALUE RECEIVED, Showboat Indiana Investment Limited Partnership, a limited partnership organized and existing under the laws of the State of Nevada ("Maker"), promises to pay to Showboat, Inc., a corporation organized and existing under the laws of the State of Nevada, or order ("Holder"), at 3720 Howard Hughes Parkway, Ste. 200, Las Vegas, NV 89109, or at such other place as Holder may designate in writing, up to the principal balance of Forty-One Million Eight Hundred Eighty-Seven Thousand, One Hundred Fifty-Seven & 78/One Hundredths Dollars ($41,887,157.78), plus interest as hereinafter provided. Interest shall be calculated on a daily basis (based on a 365-day year), at 14% ("Base Rate"). Principal and interest shall be payable upon the earlier to occur of (i) demand or (ii) December 31, 1997 (the "Maturity Date").

           All payments on this Promissory Note shall be applied first to discharge all accrued but unpaid interest on the unpaid principal balance hereof, and the remainder to be applied to the principal balance. The Holder's acceptance of any payment less than the amount then due shall not, in any manner, effect or prejudice the rights of the Holder to receive the unpaid balance then due and payable.

           The failure to pay the unpaid principal sum on the Maturity Date or the failure to pay any other sum when the same shall become due and payable shall constitute an event of default ("EVENT OF DEFAULT") hereunder, and upon the occurrence of an Event of Default, all sums evidenced hereby, including the entire principal balance, all accrued and unpaid interest and all other amounts due hereunder shall, at the election of Holder, and without demand or notice to Maker, become immediately due and payable and the Holder may exercise its rights under this Note, and other rights under applicable law.

           Upon the occurrence of an Event of Default by Maker, the unpaid principal balance, and all accrued and unpaid interest due hereunder and all other costs shall together be treated as the principal balance of this Promissory Note and shall bear interest at the rate of three (3) percentage points per annum greater than the Base Rate (the "DEFAULT RATE"), from the date of the Event of Default until the entire principal sum and such interest and costs have been paid in full.

          Maker shall have the right to prepay at any time all or any portion of this Promissory Note without penalty.

           It is not the intent of Holder to collect interest or other loan charges in excess of the maximum amount permitted by Nevada law. If interest or other loan charges collected or to be collected by the Holder exceed any applicable permitted limits then (i) any such interest or other loan charges shall be reduced by the amount necessary to reduce the interest or other loan charges to the permitted limits, and (ii) any sums already collected from the Maker which exceeded permitted limits will be refunded to the Maker. The Holder may choose to make such refund by reducing the principal balance of the indebtedness hereunder or by making a direct payment to the Maker.

           Maker agrees to waive demand, diligence, presentment for payment and protest, notice of acceleration, extension, dishonor, maturity, protest, and default hereunder. The Holder may accept late or partial payments even though they are marked "payment in full," without losing, prejudicing or waiving any rights hereunder.

           Maker agrees to pay all costs of collection, and all costs of suit and preparation for such suit (whether at trial or appellate level), in the event the unpaid principal sum of this Promissory Note, or any payment of principal or interest is not paid when due.

          No amendment, modification, change, waiver or discharge shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. If any provision hereof is invalid, or unenforceable, the other provisions hereof shall remain in full force and effect and shall be construed to effectuate the provisions hereof. The provisions of this Promissory Note shall be binding and inure to the benefit of the successors and assigns of the parties hereto.

           A waiver by Holder or failure to enforce any covenant or condition of this Promissory Note, or to declare any default hereunder, shall not operate as a waiver of any subsequent default or affect the right of Holder to exercise any right or remedy not expressly waived in writing.

           This Promissory Note shall be construed in accordance with and governed by Nevada law.

           All payments of principal and interest are hereby required to be made in the form of lawful money of the United
States of America.

           Time is of the essence with respect to this Promissory
Note and each and every covenant, condition, term and provision hereof.

           Whenever the context requires or permits, the singular
shall  include the plural, the plural shall include the  singular
and   the   masculine,  feminine  and  neuter  shall  be   freely
interchangeable.

           IN WITNESS WHEREOF, Maker has executed this Promissory
Note at Las Vegas, Nevada as of the day first above written.

                                   Maker:

                                   SHOWBOAT   INDIANA  INVESTMENT
                                   LIMITED PARTNERSHIP, a  Nevada
                                   limited partnership

                                   ITS GENERAL PARTNER:
                                   SHOWBOAT INDIANA, INC.


                                   By:  /s/ H. Gregory Nasky
                                   Its: Secretary